                       AGREEMENT OF MERGER

                             between

                      SOUTHERN UNION COMPANY

                               and

                  PENNSYLVANIA ENTERPRISES, INC.


                    Dated as of June 7, 1999

                     TABLE OF CONTENTS

                                                             Page
                                                             ----
ARTICLE I     DEFINITIONS
Section 1.1   Certain Defined Terms
Section 1.2   Other Defined Terms

ARTICLE II    THE MERGER; OTHER TRANSACTIONS
Section 2.1   The Merger
Section 2.2   Effective Time of the Merger
Section 2.3   Closing
Section 2.4   Certificate of Incorporation; By-laws
Section 2.5   Directors and Officers
Section 2.6   Other Transactions

ARTICLE III   CONVERSION OF SHARES
Section 3.1   Effect of the Merger
Section 3.2   Exchange of PNT Common Stock Certificates
                and PG Preferred Stock Certificates
Section 3.3   Dissenting Shares
Section 3.4   PNT Option Plans

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF SUG
Section 4.1   Organization, Existence and Qualification
Section 4.2   Capitalization
Section 4.3   Subsidiaries; Investments
Section 4.4   Authority Relative to this Agreement
                and Binding Effect
Section 4.5   Governmental Approvals
Section 4.6   Public Utility Holding Company Status;
                Regulation as a Public Utility
Section 4.7   Compliance with Legal Requirements;
                Governmental Authorizations
Section 4.8   Legal Proceedings; Orders
Section 4.9   SEC Documents
Section 4.10  Taxes
Section 4.11  Intellectual Property
Section 4.12  Title to Assets
Section 4.13  Indebtedness
Section 4.14  Machinery and Equipment
Section 4.15  Material Contracts
Section 4.16  Insurance
Section 4.17  Employees
Section 4.18  Employee Benefit Plans
Section 4.19  Environmental Matters
Section 4.20  No Material Adverse Change
Section 4.21  Brokers
Section 4.22  Regulatory Proceedings
Section 4.23  Proxy Statement; Registration Statement
Section 4.24  Vote Required
Section 4.25  Disclaimer of Representations and Warranties

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF PNT
Section 5.1   Organization, Existence and Qualification
Section 5.2   Capitalization
Section 5.3   Subsidiaries; Investments
Section 5.4   Authority Relative to this Agreement
                and Binding Effect
Section 5.5   Governmental Approvals
Section 5.6   Public Utility Holding Company Status;
                Regulation as a Public Utility
Section 5.7   Compliance with Legal Requirements;
                Governmental Authorizations
Section 5.8   Legal Proceedings; Orders
Section 5.9   SEC Documents
Section 5.10  Taxes
Section 5.11  Intellectual Property
Section 5.12  Title to Assets
Section 5.13  Indebtedness
Section 5.14  Machinery and Equipment
Section 5.15  Material Contracts
Section 5.16  Insurance
Section 5.17  Employees
Section 5.18  Employee Benefit Plans
Section 5.19  Environmental Matters
Section 5.20  No Material Adverse Change
Section 5.21  Brokers
Section 5.22  PNT Rights Agreement
Section 5.23  Regulatory Proceedings
Section 5.24  Proxy Statement; Registration Statement
Section 5.25  Vote Required
Section 5.26  Opinion of Financial Advisor
Section 5.27  Disclaimer of Representations and Warranties

ARTICLE VI    COVENANTS
Section 6.1   Covenants of PNT
        (a)     Conduct of the Business Prior to the
                  Closing Date
        (b)     Customer Notifications
        (c) Access to the Acquired Companies' Offices, Properties and Records; Updating Information
        (d)     Governmental Approvals; Third Party Consents
        (e)     Dividends
        (f)     Issuance of Securities
        (g)     Accounting
        (h)     No Shopping
        (i)     Solicitation of Proxies; PNT Proxy Statement
        (j)     PNT Shareholder Approval
        (k)     Rule 145 Letters
        (l)     Financing Activities
        (m)     PNT Disclosure Schedule
Section 6.2   Covenants of SUG
        (a)     Governmental Approvals; Third Party Consents
        (b)     Employees; Benefits
        (c)     Rule 16b-3
        (d)     Tax Matters
        (e)     Blue Sky Permits
        (f)     Listing Application
        (g)     Directors
        (h)     Technology: Pennsylvania Operations
        (i)     Charitable Contributions
        (j)     Collective Bargaining Agreements
        (k)     Restrictions on Unusual Distributions;
                  Anti-Dilution
        (l)     Solicitation of Proxies; SUG Proxy Statement
        (m)     SUG Shareholder Approval
        (n)     SUG Disclosure Schedule
Section 6.3   Additional Agreements

ARTICLE VII   CONDITIONS
Section 7.1   Conditions to SUG's Obligation to Effect
                the Merger
Section 7.2   Conditions to PNT's Obligations to Effect
                the Mergers

ARTICLE VIII  TERMINATION
Section 8.1   Termination Rights
Section 8.2   Effect of Termination
Section 8.3   Termination Fee; Expenses

ARTICLE IX    INDEMNIFICATION; REMEDIES
Section 9.1   Directors' and Officer's Indemnification
Section 9.2   Representations and Warranties

ARTICLE X     GENERAL PROVISIONS
Section 10.1  Expenses
Section 10.2  Notices
Section 10.3  Assignment
Section 10.4  Successor Bound
Section 10.5  Governing Law; Forum; Consent to Jurisdiction
Section 10.6  Waiver of Trial By Jury
Section 10.7  Cooperation; Further Documents
Section 10.8  Construction of Agreement
Section 10.9  Publicity; Organizational and Operational
                Announcements
Section 10.10 Waiver
Section 10.11 Parties in Interest
Section 10.12 Specific Performance
Section 10.13 Section and Paragraph Headings
Section 10.14 Amendment
Section 10.15 Entire Agreement
Section 10.16 Counterparts

Disclosure Schedules:
--------------------
  PNT Disclosure Schedule
  SUG Disclosure Schedule

                    AGREEMENT OF MERGER



This AGREEMENT OF MERGER (this "Agreement") is made as of the 7th day of June, 1999, by and between SOUTHERN UNION COMPANY, a Delaware corporation ("SUG"), and PENNSYLVANIA ENTERPRISES, INC., a Pennsylvania corporation ("PNT").

                          RECITALS

WHEREAS, the Board of Directors of each of SUG and PNT has approved and deems it advisable and in the best interests of their respective shareholders to consummate the merger of PNT with and into SUG upon the terms and subject to the conditions set forth herein; and

WHEREAS, in furtherance thereof, the Board of Directors of each of SUG and PNT has approved this Agreement and the merger of PNT with and into SUG, with SUG being the surviving corporation (the
"Merger");

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SUG and PNT hereby agree as follows:

                         ARTICLE I
                        DEFINITIONS

Section 1.1  Certain Defined Terms.  For purposes of this Agree-
----------------------------------
ment, the following terms have the meanings specified or referred to in this Article I (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

"Acquired Companies" -- PNT and its Subsidiaries, collectively,
 ------------------
and each, an "Acquired Company."

"Applicable Contract" -- any Contract (a) under which any
 -------------------
Acquired Company has any rights, (b) under which any Acquired Company has any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is bound.

"Average Trading Price" -- of SUG Common Stock, as of any date,
 ---------------------
will equal the average of the reported closing market prices of such stock for the ten consecutive trading days ending on the third trading day prior to such date (counting from and including the trading day immediately preceding such date). The closing market price for each day in question will be the last sale price, regular way or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system of the principal national securities exchange on which SUG Common Stock is listed or admitted to trading.

"CERCLA" -- the Comprehensive Environmental Response, Compensa-
 ------
tion and Liability Act of 1980, as amended.

"Closing Date" -- the date on which the Closing actually takes
 ------------
place.

"COBRA" -- the Consolidated Omnibus Budget Reconciliation Act of
 -----
1985, as amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law, and also the requirements of Part 6 of Subtitle B of Title I of ERISA.

"Consent" -- any approval, consent, ratification, waiver, or
 -------
other authorization (including any Governmental Authorization).

"Contract" -- any agreement, contract, document, instrument,
 --------
obligation, promise or undertaking (whether written or oral) that is legally binding.

"DGCL" -- the Delaware General Corporation Law.
 ----

"Encumbrance" -- any charge, adverse claim, lien, mortgage,
 -----------
pledge, security interest or other encumbrance.

"Environment" -- soil, land surface or subsurface strata, surface
 -----------
waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"Environmental Law" -- any Legal Requirement that requires or
 -----------------
relates to:

   (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

   (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

   (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

   (d) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful; or

   (e) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets or for damages to natural resources.

"ERISA" -- the Employee Retirement Income Security Act of 1974,
 -----
as amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law.

"Exchange Act" -- the Securities Exchange Act of 1934, as
 ------------
amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

"Facilities" -- any real property, leaseholds, or other interests
 ----------
currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

"FERC" -- the Federal Energy Regulatory Commission or any succes-
 ----
sor agency.

"Final Order" -- an action by a Governmental Body as to which:
 -----------
(a) no request for stay of the action is pending, no such stay is in effect and if any time period is permitted by statute or regu-lation for filing any request for such stay, such time period has passed; (b) no petition for rehearing, reconsideration or appli-cation for review of the action is pending and the time for filing any such petition or application has passed; (c) such Governmental Body does not have the action under reconsideration on its own motion and the time in which such reconsideration is permitted has passed; and (d) no appeal to a court, or a request for stay by a court of the Governmental Body's action is pending or in effect and the deadline for filing any such appeal or request has passed.

"GAAP" -- generally accepted United States accounting principles,
 ----
applied on a consistent basis.

"Governmental Authorization" -- any approval, consent, license,
 --------------------------
franchise, certificate of public convenience and necessity, per-mit, waiver or other authorization issued, granted, given, or otherwise made available by or under the authority of any Govern-mental Body or pursuant to any Legal Requirement.

"Governmental Body" -- any:
 -----------------

   (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;

   (b) federal, state, county, local, municipal or other govern-ment;

   (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); or

   (d) body exercising, or entitled to exercise, any adminis-tive, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

"Hazardous Activity" -- the distribution, generation, handling,
 ------------------
importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treat-ment, or use (including any withdrawal or other use of ground-water) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

"Hazardous Materials" -- any waste or other substance that is
 -------------------
listed, defined, designated, or classified as, or otherwise de-termined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

"HSR Act" -- the Hart-Scott-Rodino Antitrust Improvements Act of
 -------
1976, as amended, or any successor law, and regulations and rules issued by the U.S. Department of Justice or the Federal Trade
Commission pursuant to that act or any successor law.

    "IRC" -- the Internal Revenue Code of 1986, as amended.
 ---

"IRS" -- the Internal Revenue Service or any successor agency.
 ---

"Knowledge" -- an individual will be deemed to have "Knowledge"
 ---------
of a particular fact or other matter if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a par-ticular fact or other matter if any individual who is serving as a director or officer of such Person or any material Subsidiary of it or other management employee with direct responsibility for such particular fact or other matter of such Person or any material Subsidiary of it (or in any similar capacity) has actual knowledge of such fact or other matter.

"Legal Requirement" -- any federal, state, county, local, munici-
 -----------------
pal, foreign, international, multinational, or other administra-tive order, constitution, law, ordinance, principle of common law, regulation, rule, tariff, franchise agreement, statute or treaty.

"Material Contract" -- a Contract involving a total commitment by
 -----------------
or to any party thereto of at least $100,000 on an annual basis or at least $500,000 on its remaining term which cannot be termi-nated on no more than sixty (60) days' notice without penalty or additional cost to the Acquired Company as the terminating party.

"Occupational Safety and Health Law" -- any Legal Requirement
 ----------------------------------
designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"Order" -- any award, decision, injunction, judgment, order,
 -----
ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"Ordinary Course of Business" -- an action taken by a Person will
 ---------------------------
be deemed to have been taken in the "Ordinary Course of Business" only if:

   (a) such action and authorization therefor is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

   (b) such action is not required by law to be authorized by the board of directors (or similar authority) of such Person or of such Person's parent company (if any).

"Organizational Documents" -- (a) the articles or certificate of
 ------------------------
incorporation and the bylaws of a corporation; (b) the partner-ship agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the cer-tificate of limited partnership of a limited partnership; (d) the certificate of formation and the members, operating or similar agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the crea-tion, formation or organization of a Person; and (f) any amend-ment to any of the foregoing.

"PBCL" -- the Pennsylvania Business Corporation Law.
 ----

"Person" -- any individual, corporation (including any non-profit
 ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, organized group of persons, entity of any other type, or Governmental Body.

"PG Preferred Stock" -- each series of the cumulative preferred
 ------------------
stock, par value $100.00 per share, of PG Energy.

"PNT Balance Sheet" -- the audited consolidated balance sheet of
 -----------------
the Acquired Companies at December 31, 1998 (including the notes thereto), provided by PNT to SUG as part of the PNT Financial
Statements.

"PNT Common Stock" -- the common stock, no par value, of PNT.
 ----------------

"PNT Disclosure Schedule" -- the disclosure schedule delivered by
 -----------------------
PNT to SUG concurrently with the execution and delivery of this Agreement.

"PNT Material Adverse Effect" -- a material adverse effect (i) on
 ---------------------------
the business, operations, financial condition or results of operations of PNT and its Subsidiaries, taken as a whole, or (ii) on the ability of PNT and its Subsidiaries to consummate the Mergers in accordance with this Agreement.

"PNT Permitted Liens" -- Encumbrances securing Taxes, assess-
 -------------------
ments, governmental charges or levies, or the claims of material-men, mechanics, carriers and like persons, all of which are not yet due and payable or which are being contested in good faith; Encumbrances (other than any Encumbrance imposed by ERISA) in-curred on deposits made in the Ordinary Course of Business in connection with worker's compensation, unemployment insurance or other types of social security; the Encumbrances created by and the Encumbrances permitted under the Indenture of Mortgage and Deed of Trust, dated as of March 15, 1946, between PG Energy (formerly known as Scanton-Spring Brook Water Service Company) and Morgan Guaranty Trust Company of New York (formerly known as Guaranty Trust Company of New York), as Trustee, as amended or supplemented from time to time; in the case of leased real property, Encumbrances (not attributable to an Acquired Company as lessee) affecting the landlord's (and any underlying land-lord's) interest in any leased real property; and such other Encumbrances which are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect.

"Proceeding" -- any action, arbitration, hearing, litigation or
 ----------
suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"PUHCA" -- the Public Utility Holding Company Act of 1935, as
 -----
amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

"Related Documents" -- any Contract provided for in this Agree-
 -----------------
ment to be entered into by one or more of the parties hereto or their respective Subsidiaries in connection with the Mergers.

"Release" -- any spilling, leaking, emitting, discharging, de-
 -------
positing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

"Representative" -- with respect to a particular Person, any
 --------------
director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accoun-tants, and financial advisors.

"SEC" -- the United States Securities and Exchange Commission or
 ---
any successor agency.

"Securities Act" -- the Securities Act of 1933, as amended, or
 --------------
any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

"Subsidiary" -- with respect to any Person (the "Owner"), any
 ----------
Person of which securities or other interests having the power to elect a majority of that other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of PNT.

"SUG Balance Sheet" -- the audited consolidated balance sheet of
 -----------------
SUG at June 30, 1998 (including the notes thereto), provided by SUG to PNT as part of the SUG Financial Statements.

"SUG Common Stock" -- the Common Stock, par value $1.00 per
 ----------------
share, of SUG.

"SUG Disclosure Schedule" -- the disclosure schedule delivered by
 -----------------------
SUG to PNT concurrently with the execution and delivery of this Agreement.

"SUG Material Adverse Effect" -- a material adverse effect (i) on
 ---------------------------
the business, operations, financial condition or results of operations of SUG and its Subsidiaries, taken as a whole, or (ii) on the ability of SUG to consummate the Mergers in accordance with this Agreement.

"SUG Permitted Liens" -- Encumbrances securing Taxes, assess-
 -------------------
ments, governmental charges or levies, or the claims of material-men, mechanics, carriers and like persons, all of which are not yet due and payable or which are being contested in good faith; Encumbrances (other than any Encumbrance imposed by ERISA) in-curred on deposits made in the Ordinary Course of Business in connection with worker's compensation, unemployment insurance or other types of social security; in the case of leased real property, Encumbrances (not attributable to SUG as lessee) affecting the landlord's (and any underlying landlord's) interest in any leased real property; and such other Encumbrances which are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect.

"Tax" -- any tax (including any income tax, capital gains tax,
 ---
value-added tax, sales and use tax, franchise tax, payroll tax, withholding tax or property tax), levy, assessment, tariff, duty (including any customs duty), deficiency, franchise fee or pay-ment, payroll tax, utility tax, gross receipts tax or other fee or payment, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or col-lected by or under the authority of any Governmental Body or pay-able pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assess-ment, tariff, duty, deficiency or fee.

"Tax Return" -- any return (including any information return),
 ----------
report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

"Threat of Release" -- a reasonable likelihood of a Release that
 -----------------
will require action under Environmental Laws in order to prevent or mitigate damage to the Environment that may result from such Release.

"Threatened" -- a claim, Proceeding, dispute, action, or other
 ----------
matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstance exists, that would lead a di-rector, officer or management employee of a comparable gas dis-tribution company to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, com-menced, taken or otherwise pursued in the future.

Section 1.2  Other Defined Terms.  In addition to the terms de-
--------------------------------
fined in Section 1.1, certain other terms are defined elsewhere in this Agreement as indicated below and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.

                 TERM                         SECTION
                 ----                         -------

      4.10% PG Preferred Stock                  5.2
      5.75% PG Preferred Stock                  5.2
      Acquired Company Option Plans             3.4
      Agreement                         Introductory Paragraph
      Business Combination                      6.1(h)(4)
      Cash Consideration                        3.1(a)(2)
      Certificates                              3.2(b)
      Closing                                   2.3
      Confidentiality Agreement                 6.1(c)
      Conversion Price                          3.1(a)
      Dissenting Shares                         3.3
      Effective Time                            2.2
      Employees                                 6.2(b)
      Exchange Ratio                            3.1(a)(1)
      Honesdale                                 2.6
      Honesdale Merger                          2.6
      Indemnified Parties                       9.1(a)
      Initial Termination Date                  8.1(j)
      Maximum Value                             3.1(a)
      Merger                                    Recitals
      Merger Consideration                      3.1(a)
      Mergers                                   2.6
      Minimum Value                             3.1(a)
      NYSE                                      3.4
      Paying Agent                              3.2(a)
      PBGC                                      4.18(b)
      PG Energy                                 2.6
      PG Energy Merger                          2.6
      PNT                               Introductory Paragraph
      PNT Benefit Plans                         5.18(a)
      PNT Commonly Controlled Entity            5.18(e)
      PNT Financial Statements                  5.9
      PNT Meeting                               6.1(j)(1)
      PNT Options                               3.4
      PNT Proxy Statement                       4.23
      PNT Rights                                3.1(a)
      PNT Rights Agreement                      3.1(a)
      PNT SEC Documents                         5.9
      PNT Shareholders' Approval                5.25
      Registration Statement                    4.23
      Rule 145 Affiliates                       6.1(k)
      Rule 145 Letters                          6.1(k)
      Stock Consideration                       3.1(a)(1)
      SUG                               Introductory Paragraph
      SUG Benefit Plans                         4.18(a)
      SUG Commonly Controlled Entity            4.18(e)
      SUG Financial Statements                  4.9
      SUG Meeting                               6.2(m)
      SUG Proxy Statement                       4.23
      SUG SEC Documents                         4.9
      SUG Shareholders' Approval                4.24
      Superior Proposal                         6.1(h)
      Surviving Corporation                     2.1
      Third Party Beneficiary                   10.11


                          ARTICLE II
               THE MERGER; OTHER TRANSACTIONS

Section 2.1  The Merger.  Upon the terms and subject to the con-
-----------------------
ditions of this Agreement, at the Effective Time (as defined in Section 2.2), PNT will be merged with and into SUG in accordance with the laws of the State of Delaware and the Commonwealth of Pennsylvania. SUG will be the surviving corporation in the Merger (the "Surviving Corporation") and will continue its corpo-rate existence under the laws of the State of Delaware. The Merger will have the effect as provided in the applicable provi-sions of the DGCL and the PBCL. Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of PNT and SUG will vest in the Surviving Corporation and all obligations, duties, debts and lia-bilities of PNT and SUG will be the obligations, duties, debts and liabilities of the Surviving Corporation.

Section 2.2  Effective Time of the Merger.  On the Closing Date,
-----------------------------------------

with respect to the Merger, (i) a duly executed certificate of merger complying with the requirements of the DGCL will be exe-cuted and filed with the Secretary of State of the State of Dela-ware and (ii) a duly executed articles of merger and plan of merger complying with the requirements of the PBCL will be filed with the Secretary of State of the Commonwealth of Pennsylvania. The Merger will become effective upon filing the certificate of merger with the Secretary of State of the State of Delaware and the articles of merger and plan of merger with the Secretary of State of the Commonwealth of Pennsylvania (the "Effective Time").

Section 2.3  Closing.  Unless this Agreement has been terminated
--------------------
and the transactions contemplated herein have been abandoned pur-suant to Article VIII hereof, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at 10:00 a.m., Eastern Time, on the Closing Date to be specified by the parties, which shall be no later than the tenth business day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (other than Sections 7.1(a), 7.1(b), 7.1(c), 7.1(f), 7.1(g), 7.1(h), 7.1(k), 7.1(l), 7.2(a), 7.2(b),
7.2(c), 7.2(e), 7.2(f) and 7.2(h), which shall be satisfied or waived on the Closing Date) at the offices of Fleischman and Walsh, L.L.P., counsel to SUG, unless another date or place is agreed to in writing by the parties hereto.

Section 2.4  Certificate of Incorporation; By-laws.  Pursuant to
--------------------------------------------------
the Merger, the Restated Certificate of Incorporation of SUG, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and (ii) the By-laws of SUG as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law.

Section 2.5  Directors and Officers.  The directors and officers
-----------------------------------
of SUG immediately prior to the Effective Time will be the direc-tors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

Section 2.6  Other Transactions.  Immediately after the Effective
-------------------------------
Time on the Closing Date, the Surviving Corporation shall cause Honesdale Gas Company ("Honesdale"), a wholly-owned Subsidiary of PG Energy, Inc., a Subsidiary of PNT ("PG Energy"), to merge with and into PG Energy by complying with the requirements of the PBCL (the "Honesdale Merger"). Immediately after the consummation of the Honesdale Merger on the Closing Date, the Surviving Corpora-tion shall cause PG Energy to merge with and into SUG, as the Surviving Corporation, by complying with the requirements of the PBCL and the DGCL (the "PG Energy Merger"). The Merger, the Honesdale Merger and the PG Energy Merger shall hereinafter be referred to collectively as the "Mergers."


                           ARTICLE III
                      CONVERSION OF SHARES

Section 3.1  Effect of the Merger.   As of the Effective Time, by
---------------------------------
virtue of the Merger and without any action on the part of the holders of any shares of PNT Common Stock:

   (a) Each issued and outstanding share of PNT Common Stock (other than Dissenting Shares (as defined in Section 3.3) covered by Section 3.3) and each associated stock purchase right (collec-tively, the "PNT Rights") issued pursuant to the Rights Agree-ment, dated as of April 26, 1995 between PNT and Chemical Bank, as Rights Agent (the "PNT Rights Agreement"), which will be ter-minated at the Effective Time (any reference in this Agreement to PNT Common Stock will be deemed to include the associated PNT Rights), will be converted into the right of each holder thereof to receive the following consideration (the "Merger Considera-tion"):

      (1) that number of fully paid and nonassessable shares of SUG Common Stock (the "Stock Consideration") equal to $32.00 divided by the Conversion Price (as defined below) rounded to the nearest hundred-thousandth (the "Exchange Ratio"); and

      (2) an amount in cash without interest (the "Cash Consid-eration") equal to the sum of $3.00, plus, if the Average Trading Price of SUG Common Stock as of the Closing Date is less than $19.46250, the product of (x) the amount of such shortfall not to exceed $2.16250 and (y) the Exchange Ratio.

   "Conversion Price" shall mean the Average Trading Price of SUG Common Stock as of the Closing Date. Notwithstanding the fore-going, if the Conversion Price as calculated pursuant to the pre-ceding sentence and without regard to this sentence (i) is less than the Minimum Value, then the Conversion Price will be equal to the "Minimum Value," or (ii) is greater than the "Maximum Value," then the Conversion Price will be equal to the "Maximum Value." "Minimum Value" will be $19.46250 and "Maximum Value" will be $22.70625.

Each holder of PNT Common Stock shall surrender all such holder's certificates formerly representing ownership of PNT Common Stock in the manner provided in Section 3.2. All such shares of PNT Common Stock, when so converted, shall no longer be outstanding and shall be canceled and automatically converted into the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 3.2. Any payment made pursuant to this Section 3.1(a) shall be made net of appli-cable withholding taxes to the extent such withholding is required by law.

   (b) No fractional share of SUG Common Stock shall be issued in connection with the Merger. Each holder of shares of PNT Com-mon Stock shall be entitled to receive in lieu of any fractional share of SUG Common Stock to which such holder otherwise would have been entitled pursuant to this Section 3.1 (after taking into account all shares of PNT Common Stock then held of record by such holder) a cash payment in an amount equal to the product of (i) the fractional interest of a share of SUG Common Stock to which such holder otherwise would have been entitled and (ii) the closing price of a share of SUG Common Stock on the NYSE on the trading day immediately prior to the Effective Time. Payment of such amounts shall be made by SUG.

Section 3.2  Exchange of PNT Common Stock Certificates and PG
-------------------------------------------------------------
Preferred Stock Certificates.
----------------------------

   (a) SUG's registrar and transfer agent, or such other bank or trust company as may be selected by SUG and be reasonably accept-able to PNT, will act as paying agent ("Paying Agent") for the holders of PNT Common Stock in connection with the Merger, pursu-ant to an agreement providing for the matters set forth in this
Section 3.2 and such other matters as may be appropriate and the terms of which shall be reasonably satisfactory to SUG and PNT, to receive the consideration to which holders of PNT Common Stock become entitled pursuant to Section 3.1. Contemporaneous with the Effective Time, SUG will deposit in trust with the Paying Agent for the benefit of holders of PNT Common Stock, the aggre-gate Cash Consideration and the SUG Common Stock necessary to pay the aggregate Merger Consideration as contemplated by Section 3.1(a) with respect to each share of PNT Common Stock.

   (b) At the Effective Time of the Merger, SUG will instruct the Paying Agent to promptly, and in any event not later than three (3) business days following the Effective Time, mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of PNT Com-mon Stock (the "Certificates"), whose shares of PNT Common Stock were converted pursuant to Section 3.1(a) into the right to re-ceive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as SUG may reasonably specify) and
(ii) instructions (which shall provide that at the election of the surrendering holder Certificates may be surrendered, and pay-ment therefor collected, by hand delivery) for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for can-cellation to the Paying Agent or to such other agent or agents as may be appointed by SUG, together with such letter of transmit-tal, duly executed, the holder of such Certificate shall be en-titled to receive in exchange therefor the Merger Consideration for each share of PNT Common Stock formerly represented by such Certificate, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within three (3) business days of receipt thereof, and the Certificate so surren-dered shall forthwith be canceled. If payment of the Merger Con-sideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the pay-ment of the Merger Consideration to a Person other than the reg-istered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Until sur-rendered as contemplated by this Section 3.2, each Certificate (other than Certificates representing PNT Common Stock held by SUG or Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Section 3.2.

   (c) The Paying Agent shall invest the funds representing the aggregate Cash Consideration, as directed by SUG, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest or (iii) commercial paper rated the highest quality by either Moody's Investors Service, Inc., or Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. Any net earnings with respect to such finds shall be the property of and paid over to SUG as and when requested by SUG; provided, however,
                                               --------  -------
that any such investment or any such payment of earnings may not delay the receipt by holders of Certificates of the Merger Con-sideration.

  (d) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article III, provided that the Person to whom the Merger Consideration is
     -------- ----
paid shall, as a condition precedent to the payment thereof, give the Paying Agent a bond in such sum as it may ordinarily require and indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

   (e) After the Effective Time, the stock transfer books of PNT shall be closed and there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of PNT Com-mon Stock that were outstanding immediately prior to the Effec-tive Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided in this
Article III.

   (f) Any portion of the funds held by the Paying Agent that remain undistributed to the former shareholders of PNT for eighteen (18) months after the Effective Time shall be delivered by the Paying Agent to the Surviving Corporation, which shall thereafter act as the Paying Agent, and any former shareholders of PNT who have not complied with this Article III prior to eighteen (18) months after the Effective Time shall thereafter look only as a general creditor to the Surviving Corporation for payment of their claim for the Merger Consideration.

   (g) The Surviving Corporation shall not be liable to any holder of PNT Common Stock for Merger Consideration delivered to a public official pursuant to any applicable abandonment, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares of PNT Common Stock seven years after the Effec-tive Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any Governmental Body) shall, to the extent permitted by ap-plicable law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

Section 3.3  Dissenting Shares.  Notwithstanding anything in this
------------------------------
Agreement to the contrary, shares of PNT Common Stock outstanding immediately prior to the Effective Time the holder of which filed with PNT, prior to the vote to secure the PNT Shareholders' Ap-proval, a written notice of intention to demand payment (collec-tively, the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, as provided in Section 3.1(a) hereof, unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal and payment under the PBCL. If, after the Effective Time, any holder of PNT Common Stock fails to perfect or effectively with-draws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consider-ation to which such holder is entitled, without interest or divi-dends thereon. PNT shall give SUG prompt notice of any demands received by PNT for appraisal of PNT Common Stock, and, prior to the Effective Time, SUG shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, PNT shall not, except with the prior written consent of SUG, make any payment with respect to or offer to settle, any such demands.

Section 3.4  PNT Option Plans.  Each outstanding option to pur-
-----------------------------
chase shares of PNT Common Stock or other similar interest (col-lectively, the "PNT Options"), granted under any stock option plans or under any other plan or arrangement of any Acquired Company (the "Acquired Company Option Plans") together with the applicable exercise prices, are disclosed in Section 5.18 of the PNT Disclosure Schedule. Unless otherwise agreed by the parties hereto, each PNT Option under the PNT 1992 Stock Option Plan as to which the holder has consented to a conversion to cash and each PNT Option under the PNT Stock Incentive Plan that is out-standing at the Effective Time shall be converted at the Effec-tive Time into a right to receive in respect thereof a cash payment in an amount equal to the product of (x) the amount by which (i) the sum of the Cash Consideration plus the product of
(a) the Exchange Ratio and (b) the closing price of a share of SUG Common Stock on the New York Stock Exchange (the "NYSE") on the trading day immediately prior to the date on which the Ef-fective Time occurs exceeds (ii) the exercise price of such PNT Option (if less than (i)) and (y) the number of shares of PNT Common Stock subject thereto. Such cash payment (net of appli-cable withholding taxes) shall be made on the Closing Date or as promptly thereafter as reasonably practicable. PNT shall use its reasonable best efforts to obtain the consent of holders of op-tions outstanding under the 1992 Stock Option Plan to a conver-sion to cash in accordance herewith. PNT Options under the 1992 Stock Option Plan as to which consent is not obtained shall be converted into such number of options to purchase SUG Common Stock such that the aggregate option value, based on the Merger Consideration, and the aggregate exercise price are preserved and otherwise having the same terms as the PNT Options being con-verted.

                           ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF SUG

SUG, as to SUG and its Subsidiaries, represents and warrants to PNT that:

Section 4.1 Organization, Existence and Qualification. SUG is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, with full cor-porate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, to perform its obligations under all Con-tracts to which it is a party, and to execute and deliver this Agreement. SUG is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the business conducted by it, requires such qualification as a foreign corpo-ration except such failures to be so qualified or in good standing as are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect.

Section 4.2  Capitalization.  The authorized capital stock of SUG
---------------------------
consists of (i) 50,000,000 shares of SUG Common Stock, of which 29,745,234 shares were issued and outstanding on May 28, 1999, and (ii) 1,500,000 shares of Cumulative Preferred Stock, no par value, none of which are issued or outstanding. The issued and outstanding shares of SUG Common Stock have been validly issued and are fully paid and nonassessable. The shares of SUG Common Stock to be issued as part of the Merger Consideration have been duly authorized and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right. Except as specifically described in the SUG SEC Documents delivered to PNT prior to the date of this Agreement, as of the date of this Agreement, no shares of SUG Common Stock are held, in treasury or otherwise, by SUG or any of its Subsidiaries and except as set forth in Section 4.2 of the SUG Disclosure Schedule, there are no outstanding (i) securities convertible into SUG Common Stock or other capital stock of SUG or any of its material Subsidiaries,
(ii) warrants or options to purchase SUG Common Stock or other securities of SUG or any of its material Subsidiaries or (iii) commitments to issue shares of SUG Common Stock (other than pur-suant to the Merger) or other securities of SUG or any of its material Subsidiaries.

Section 4.3  Subsidiaries; Investments.  Except as set forth in
--------------------------------------
Section 4.3 of the SUG Disclosure Schedule, as of the date of this Agreement, SUG has no Subsidiaries or investments in any Person except for marketable securities reflected in the SUG SEC Documents delivered to PNT prior to the date of this Agreement, and SUG is the registered owner and holder of all of the issued and outstanding shares of capital stock of its Subsidiaries and has good title to such shares. The outstanding capital stock of each material Subsidiary of SUG has been validly issued and is fully paid and nonassessable. All such capital stock owned by SUG or any of its Subsidiaries is free and clear of any Encum-brance (except for any Encumbrance imposed by federal or state securities laws).

Section 4.4  Authority Relative to this Agreement and Binding
-------------------------------------------------------------
Effect.  The execution, delivery and performance of this Agree-
------
ment and the Related Documents by SUG have been duly authorized by all requisite corporate action, except, as of the date of this Agreement, for the SUG Shareholders' Approval. Except as set forth in Section 4.4 of the SUG Disclosure Schedule, the execu-tion, delivery and performance of this Agreement and the Related Documents by SUG will not result in a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under, the Organizational Documents of SUG, any indenture, mortgage, deed of trust, security agreement, loan agreement, or Material Contract to which SUG is a party or by which its assets are bound, or violate any order, writ, injunc-tion or decree of any Governmental Body, with such exceptions as are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect. This Agreement constitutes and the Related Documents to be executed by SUG when executed and delivered will constitute valid and binding obligations of SUG, enforceable against SUG in accordance with their terms, except as enforceability may be limited by (i) bankruptcy or similar laws from time to time in effect affecting the enforcement of credi-tors' rights generally or (ii) the availability of equitable remedies generally.

Section 4.5  Governmental Approvals.  Except for the Missouri
-----------------------------------
Public Service Commission (with respect to the Mergers), the Florida Public Service Commission (with respect to the securities issued and debt assumed by SUG in connection with the Mergers), the Pennsylvania Public Utility Commission and as required by the HSR Act, no approval or authorization of any Governmental Body with respect to performance under this Agreement by SUG is re-quired to be obtained by SUG in connection with the execution and delivery by SUG of this Agreement or the consummation of the transactions contemplated by this Agreement, the failure to ob-tain which are, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect.

Section 4.6  Public Utility Holding Company Status; Regulation as
-----------------------------------------------------------------
a Public Utility.  SUG is a "gas utility company" (as such term
----------------
is defined in PUHCA). SUG indirectly owns a minority interest in a "foreign utility company" (as such term is defined in PUHCA) that is exempt from, and is deemed not to be a public utility company for purposes of, PUHCA pursuant to Section 33 thereof with respect to which SUG has filed with the SEC a Form U-57 notification of foreign utility company status. Except as stated above in this Section 4.6, neither SUG nor any of its Subsidi-aries is a "holding company," a "subsidiary company," a "public utility company" or an "affiliate" of a "public utility company," or a "holding company" within the meaning of such terms in PUHCA.

Section 4.7  Compliance with Legal Requirements; Governmental
-------------------------------------------------------------
Authorizations.
--------------

   (a) Except as set forth in Section 4.7 of the SUG Disclosure Schedule or specifically described in the SUG SEC Documents de-livered to PNT prior to the date of this Agreement, and subject to Section 4.19 of this Agreement, to the Knowledge of SUG, SUG is not in violation of any Legal Requirement that is applicable to it, to the conduct or operation of its business, or to the ownership or use of any of its assets, other than such viola-tions, if any, which are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect.

   (b) The SUG SEC Documents delivered to PNT prior to the date of this Agreement accurately describe all material regulation of SUG that relates to the utility business of SUG. Except as set forth in Section 4.7 of the SUG Disclosure Schedule, SUG has and is in material compliance with all material Governmental Autho-rizations necessary to conduct its business and to own, operate and use all of its assets as currently conducted.

Section 4.8  Legal Proceedings; Orders.  Except as set forth in
Section 4.8 of the SUG Disclosure Schedule or as specifically described in the SUG SEC Documents delivered to PNT prior to the date of this Agreement, there is no pending Proceeding:

      (1) that has been commenced by or against, or that other-wise relates to, SUG that is reasonably likely to have an SUG
Material Adverse Effect; or

      (2) as of the date of this Agreement, that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Mergers or any of the transac-tions contemplated hereby.

To the Knowledge of SUG, no such Proceedings, audits or investi-gations have been Threatened that are, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Ef-fect.

Section 4.9  SEC Documents.  SUG has made (and, with respect to
--------------------------
such documents filed after the date hereof through the Closing Date, will make) available to PNT a true and complete copy of each report, schedule, registration statement (other than on Form S-8), and definitive proxy statement filed by SUG with the SEC since June 30, 1998 and through the Closing Date in substantially the form filed with the SEC (the "SUG SEC Documents"). As of their respective dates, the SUG SEC Documents, including without limitation any financial statements or schedules included there-in, complied (or will comply), in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SUG SEC Documents, and did not (or will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of SUG included in the SUG SEC Documents (collectively, the "SUG Financial Statements") were (or will be) prepared in accordance with GAAP applied on a consistent basis (except as may be indi-cated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly pre-sent (or will fairly present) in all material respects the finan-cial position of SUG as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of unaudited interim financial statements, to normal, recurring adjustments which are not material in the aggregate.

Section 4.10  Taxes.  Except as set forth in Section 4.10 of the
-------------------
SUG Disclosure Schedule:

   (a) SUG and its Subsidiaries have timely filed all United States federal, state and local income Tax Returns required to be filed by or with respect to them or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, and SUG and its Subsidiaries have timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due or made adequate provision there-for in accordance with GAAP except where the failures to so file, pay or discharge are not, individually or in the aggregate, rea-sonably likely to have an SUG Material Adverse Effect. There are no pending audits or other examinations relating to any Tax mat-ters. There are no Tax liens on any assets of SUG or its Sub-sidiaries. As of the date of this Agreement, SUG and its Subsidiaries have not granted any waiver of any statute of limi-tations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves (including deferred taxes) reflected in the SUG Balance Sheet are in all material respects adequate to cover all material Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP.

   (b) Neither SUG nor any of its Subsidiaries is obligated under any Contract with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax pur-poses could be affected by the Merger or any of the transactions contemplated by this Agreement.

Section 4.11  Intellectual Property.  SUG has no Knowledge of (i)
-----------------------------------
any infringement or claimed infringement by it of any patent rights or copyrights of others or (ii) any infringement of the patent or patent license rights, trademarks or copyrights owned by or under license to it, except for any such infringements of the type described in clause (i) or (ii) that are not, indi-vidually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect.

Section 4.12  Title to Assets.  Except (i) as set forth in Sec-
-----------------------------
tion 4.12 of the SUG Disclosure Schedule, (ii) as specifically described in the SUG SEC Documents delivered to PNT prior to the date of this Agreement, (iii) as set forth in Section 4.19 of this Agreement or (iv) as set forth in Section 4.19 of the SUG Disclosure Schedule, none of SUG's assets are subject to any Encumbrance other than SUG Permitted Liens.

Section 4.13  Indebtedness.  All outstanding principal amounts of
--------------------------
indebtedness for borrowed money of SUG as of June 4, 1999 are set forth in Section 4.13 of the SUG Disclosure Schedule.

Section 4.14  Machinery and Equipment.  Except for normal wear
-------------------------------------
and tear and with such other exceptions as are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect, SUG's machinery and equipment is in good operating condition and in a state of reasonable maintenance and repair.

Section 4.15  Material Contracts.  Except as described in Section
--------------------------------
4.15 of the SUG Disclosure Schedule or as specifically described in the SUG SEC Documents delivered to PNT prior to the date of this Agreement, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect, all of SUG's Material Contracts are in full force and effect and neither SUG nor, to the Knowledge of SUG, any other party thereto is in default thereunder nor has any event occurred or is any event occurring that, with notice or the passage of time or otherwise, is reasonably likely to give rise to an event of default thereunder by any party thereto.

Section 4.16  Insurance.  Section 4.16 of the SUG Disclosure
-----------------------
Schedule sets forth a list of all policies of insurance held by SUG as of the date of this Agreement. Since June 30, 1994, the assets and the business of SUG have been continuously insured with what SUG reasonably believes are reputable insurers against all risks and in such amounts normally insured against by com-panies of the same type and in the same line of business as SUG. As of the date of this Agreement, no notice of cancellation, non-renewal or material increase in premiums has been received by SUG with respect to such policies, and SUG has no Knowledge of any fact or circumstance that could reasonably be expected to form the basis for any cancellation, non-renewal or material increase in premiums, except for such cancellations, non-renewals and in-creases which are not, individually or in the aggregate, reason-ably likely to have an SUG Material Adverse Effect. SUG is not in default with respect to any provision contained in any such policy or binder nor has there been any failure to give notice or to present any claim relating to the business or the assets of SUG under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for such defaults or failures which are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Ef-fect. As of the date of this Agreement, there are no outstanding unpaid premiums (except premiums not yet due and payable), and no notice of cancellation or renewal with respect to, or disallow-ance of any claim under, any such policy or binder has been received by SUG as of the date hereof, except for such non-payments of premiums, cancellations, renewals or disallowances which are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect.

Section 4.17  Employees.  Except as set forth on Section 4.17 of
-----------------------
the SUG Disclosure Schedule, as of the date of this Agreement, no labor union or other collective bargaining unit has been certi-fied or recognized by SUG or its Subsidiaries, and, to the Knowl-edge of SUG, as of the date of this Agreement, there are no elections, organizing drives or material controversies pending or Threatened between SUG or its Subsidiaries and any labor union or other collective bargaining unit representing SUG's or its Sub-sidiaries' employees. There is no pending or, to the Knowledge of SUG, Threatened labor practice complaint, arbitration, labor strike or other material labor dispute (excluding grievances) involving SUG or its Subsidiaries which are, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect. Except as described in Section 4.18 or specifically described in the SUG SEC Documents delivered to PNT prior to the date of this Agreement, as of the date of this Agreement, neither SUG nor its Subsidiaries are a party to any employment agreement with any employee pertaining to SUG or any of its Subsidiaries.

Section 4.18  Employee Benefit Plans.
------------------------------------

   (a) Each of the SUG Benefit Plans has been operated and ad-ministered in all material respects in accordance with its governing documents and applicable federal and state laws (in-cluding, but not limited to, ERISA and the IRC). For purposes of this Agreement, "SUG Benefit Plans" shall mean all employee re-tirement, welfare or other benefit plans, agreements, practices, policies, programs, or arrangements identified and described in
Section 4.18 of the SUG Disclosure Schedule, which sets forth all SUG Benefit Plans that are applicable to any employee of SUG or its Subsidiaries employed by SUG or its Subsidiaries thirty (30) days prior to the date of this Agreement or maintained by or contributed to by SUG or its Subsidiaries.

  (b) As to any SUG Benefit Plan subject to Title IV of ERISA, there is no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Sec-tion 412 of the IRC has been incurred for which any liability is outstanding, no reportable event within the meaning of Section 4043 of ERISA (for which the notice requirements of Regulation
Section 4043 promulgated by the Pension Benefit Guaranty Corpora-tion ("PBGC") have not been waived) has occurred within the last six years, no notice of intent to terminate the SUG Benefit Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the SUG Benefit Plan, there has been no termination or partial termina-tion of the SUG Benefit Plan within the meaning of Section 411(d)(3) of the IRC within the last six years, except with respect to the conversion of the retirement income plan to a cash balance plan for which full vesting was granted with respect to affected employees, no event described in Sections 4062 or 4063 of ERISA has occurred, all PBGC premiums have been timely paid and no liability to the PBGC has been incurred, except for PBGC premiums not yet due.

   (c) There is no matter pending (other than qualification de-termination applications and filings and other required periodic filings) with respect to any of the SUG Benefit Plans before the IRS, the Department of Labor, the PBGC or in or before any other governmental authority.

   (d) Each trust funding an SUG Benefit Plan, which trust is intended to be exempt from federal income taxation pursuant to
Section 501(c)(9) of the IRC, satisfies the requirements of such section and has, whenever required by law, received a favorable determination letter from the IRS regarding such exempt status and, to the Knowledge of SUG has not, since receipt of the most recent favorable determination letter, been amended or operated in any way which would adversely affect such exempt status.

   (e) With respect to any SUG Benefit Plan or any other "em-ployee benefit plan" as defined in Section 3(3) of ERISA which is established, sponsored, maintained or contributed to, or has been established, sponsored, maintained or contributed to or, to the Knowledge of SUG, with respect to any such plan which has been established, sponsored, maintained or contributed to within six years prior to the Closing Date, by SUG or its Subsidiaries or any corporation, trade, business or entity under common control or being a part of an affiliated service group with SUG, within the meaning of Section 414(b), (c) or (m) of the IRC or Section 4001 of ERISA ("SUG Commonly Controlled Entity"), (i) no with-drawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satis-fied and no such withdrawal liability is reasonably expected to be incurred, (ii) no liability under Title IV of ERISA (in-cluding, but not limited to, liability to the PBGC) has been incurred by SUG or any SUG Commonly Controlled Entity, which lia-bility has not been satisfied (other than for PBGC premiums not yet due), (iii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is out-standing, (iv) there has been no failure to make any contribution (including installments) to such plan required by Section 302 of ERISA and Section 412 of the IRC which has resulted in a lien under Section 302 of ERISA or Section 412 of the IRC and for which any liability is currently outstanding, (v) to the Knowl-edge of SUG, no action, omission or transaction has occurred with respect to any such plan or any other SUG Benefit Plan which could subject SUG or the plan or trust forming a part thereof to a material civil liability or penalty under ERISA or other appli-cable laws, or a material Tax under the IRC, (vi) any such plan which is a Group Health Plan has complied in all material re-spects with the provisions of Sections 601-608 of ERISA and Sec-tion 4980B of the IRC, (vii) there are no pending or, to the Knowledge of SUG, Threatened claims by or on behalf of any such plan or any other SUG Benefit Plan, by any employees, former employees or plan beneficiaries covered by such plan or otherwise by or on behalf of any person involving any such plan (other than routine non-contested claims for benefits) which could result in a material liability to SUG and its Subsidiaries, taken as a whole, and (viii) neither SUG nor any SUG Commonly Controlled Entity has engaged in, or is a successor or parent corporation to any entity or person that has engaged in, a transaction described in Section 4069 of ERISA.

   (f) The execution and delivery of this Agreement and the con-summation of the transactions contemplated hereby will not (i) require SUG to make a later contribution to, payment or transfer of money or property or payment of greater benefits under or with respect to any SUG Benefit Plan than SUG or its Subsidiaries are currently required by the terms and provisions of such SUG Bene-fit Plan to do, (ii) create or give rise to any additional eligi-bility for participation, vested rights benefits or service credits under any SUG Benefit Plan, or (iii) in and of themselves cause or result in SUG incurring any civil liability or penalty under ERISA or other applicable laws or Tax under the IRC.

   (g) SUG is not a party to any Contract nor has it established any policy or practice, which would require SUG to make a payment or provide any other form of compensation or benefit to any Per-son performing (or who within the past twelve months performed) services for SUG during or upon termination of such services which would not be payable or provided in the absence of the con-summation of the transactions contemplated by this Agreement.

   (h) Except as would affect unionized employees and/or re-tirees who had been unionized employees, each SUG Benefit Plan which is an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without any liability being incurred by SUG or any affiliate of SUG, except as to benefits accrued thereunder prior to such amendment or termination.

   (i) Section 4.18 of the SUG Disclosure Schedule contains a true and complete list as of the date of this Agreement of each SUG Benefit Plan, all stock option plans of SUG and any manage-ment, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any current or former officer, director or employee, any consulting contract with any person who prior to entering this such contract was a director or officer of SUG or any plan, agreement, arrangement or understanding similar to any of the foregoing.

   (j) SUG has not contributed nor been obligated to contribute to any "multi-employer plan" within the meaning of Section 3(37) of ERISA within the last six years and has no outstanding lia-bility with respect to any such plan.

Section 4.19  Environmental Matters.  Except as set forth in Sec-
-----------------------------------
tion 4.19 of the SUG Disclosure Schedule or as specifically de-scribed in the SUG SEC Documents delivered to PNT prior to the date of this Agreement, and with such other exceptions as are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect:

   (a) To the Knowledge of SUG, no Facility owned or operated by SUG is currently, or was at any time, listed on the National Priorities List promulgated under CERCLA, or on any comparable state list, and SUG has not received any written notification of potential or actual liability or a written request for informa-tion from any Person under or relating to CERCLA or any compara-ble Legal Requirement with respect to SUG or the Facilities;

   (b) To the Knowledge of SUG, SUG and any Person for whose conduct SUG is reasonably likely to be held responsible, and at all times has been, in material compliance with any Environmental Law. SUG has not received any Order, notice, or other communica-tion from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or opera-tor of any Facilities, of any violation or failure to comply with any Environmental Law, or of any obligation to undertake or bear the cost of any environmental cleanup, or with respect to any property or Facility at which Hazardous Materials generated by SUG or any other Person for whose conduct SUG may be held re-sponsible were transported for disposal;

   (c) There are no pending or, to the Knowledge of SUG, Threatened claims or Encumbrances arising under or pursuant to any Environmental Law with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which SUG has or had a direct or indirect interest (including by ownership or use); and

   (d) SUG has delivered or made available to PNT true and com-plete copies and results of any environmental site assessments, studies, analyses, tests or monitoring possessed by SUG and of which it has Knowledge pertaining to Hazardous Materials or Hazardous Activities in, on or under the Facilities, or con-cerning compliance by SUG or any other Person for whose conduct SUG is reasonably likely to be held responsible, with Environ-mental Laws.

Section 4.20  No Material Adverse Change.  Except as described in
----------------------------------------
the SUG SEC Documents that have been provided to PNT prior to the date of this Agreement, since the date of the SUG Balance Sheet, there has not been any SUG Material Adverse Effect, and no events have occurred or circumstances exist that are, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect, except that any SUG Material Adverse Effect that results from or relates to (a) general business or economic conditions,
(b) conditions generally affecting the industries in which SUG competes or (c) the announcement of the transactions contemplated by this Agreement shall be disregarded.

Section 4.21  Brokers.  SUG is not a party to, or in any way
---------------------
obligated under any Contract, and there are no outstanding claims against SUG, for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement.

Section 4.22  Regulatory Proceedings.  Except as set forth in
------------------------------------
Section 4.22 of the SUG Disclosure Schedule, other than purchase gas adjustment provisions, SUG (a) has no rates that have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Body or on appeal to the courts, or (b) is a party to any rate proceeding before a Governmental Body that are, individually or in the aggregate, reasonably likely to result in any Orders having an SUG Material Adverse Effect.

Section 4.23  Proxy Statement; Registration Statement.  None of
-----------------------------------------------------
the information supplied or to be supplied to PNT by or on behalf of SUG for inclusion in the proxy statement, in definitive form, relating to the PNT Meeting (as defined in Section 6.1(j)) to be held in connection with the Merger (the "PNT Proxy Statement"), supplied or to be supplied by or on behalf of SUG in the proxy statement, in definitive form, relating to the SUG Meeting (as defined in Section 6.2(m)) to be held in connection with the Merger (the "SUG Proxy Statement") or supplied by or on behalf of SUG in the Registration Statement on Form S-4 (and any amendments thereto) to be filed by SUG with the SEC pursuant to the Securi-ties Act to register the shares of SUG Common Stock constituting the Stock Consideration (the "Registration Statement") will, in the case of the Registration Statement, at the effective time of the Registration Statement, at any time the Registration State-ment is amended or supplemented, at the date the PNT Proxy State-ment is first mailed to PNT's shareholders, at any time the PNT Proxy Statement is amended or supplemented, at the time of the PNT Meeting and at the Effective Time, in the case of the PNT Proxy Statement, at the date the PNT Proxy Statement is first mailed to PNT's shareholders, at any time the PNT Proxy Statement is amended or supplemented and at the time of the PNT Meeting, and in the case of the SUG Proxy Statement, at the date the SUG Proxy Statement is first mailed to SUG's shareholders, at any time the SUG Proxy Statement is amended or supplemented and at the time of the SUG Meeting (giving effect to any documents in-corporated by reference therein), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form and in substance in all material respects with the applica-ble provisions of the Securities Act and the rules and regula-tions thereunder. The SUG Proxy Statement will comply as to form and in substance in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

Section 4.24  Vote Required.  At the SUG Meeting, SUG will seek
---------------------------
the approval of the Merger (and any other transaction contem-plated by this Agreement which requires the approval of SUG's shareholders) by the holders of a majority of the outstanding shares of SUG Common Stock (the "SUG Shareholders' Approval"), and no other vote of the holders of any class or series of the capital stock of SUG is required to approve this Agreement and the Mergers.

Section 4.25  Disclaimer of Representations and Warranties.
----------------------------------------------------------
EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS
ARTICLE IV, SUG MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND SUG HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES, WHETHER BY SUG, ANY SUBSIDIARY OF SUG, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, NOT-WITHSTANDING THE DELIVERY OR DISCLOSURE TO PNT OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, OF ANY DOCUMENTATION OR OTHER INFORMATION BY SUG, ANY SUBSIDIARY OF SUG, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO ANY OF THE FOREGOING.

                           ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF PNT

PNT, as to the Acquired Companies, represents and warrants to SUG as follows:

Section 5.1  Organization, Existence and Qualification.
------------------------------------------------------

   (a) Each Acquired Company is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Sec-tion 5.1 of the PNT Disclosure Schedule sets forth the name of each Acquired Company, the state or jurisdiction of its incorpo-ration or formation, and, except as set forth on Section 5.1(a) of the PNT Disclosure Schedule, each state or jurisdiction where such Acquired Company is duly qualified as a foreign corporation. Each Acquired Company is duly qualified to do business as a for-eign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the busi-ness conducted by it, requires such qualification as a foreign corporation except such failures to be so qualified or in good standing as are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect.

     (b)  PNT has delivered to SUG copies of the Organizational
Documents, as currently in effect, of each Acquired Company.

Section 5.2  Capitalization.  The capital stock of PNT consists
---------------------------
of 30,000,000 shares of PNT Common Stock, of which 10,835,270 shares were issued and outstanding on May 28, 1999. PG Energy is authorized to issue 997,500 shares of PG Preferred Stock, of which (i) 47,451 shares of the Series 4.10% PG Preferred Stock (the "4.10% PG Preferred Stock"), and (ii) 2,396 shares of the Series 5.75% PG Preferred Stock (the "5.75% PG Preferred Stock"), were issued and outstanding on May 28, 1999. The issued and out-standing shares of PNT Common Stock and PG Preferred Stock have been validly issued and are fully paid and nonassessable. Except as specifically described in the PNT SEC Documents delivered to SUG prior to the date of this Agreement, as of the date of this Agreement, no shares of PNT Common Stock or PG Preferred Stock are held, in treasury or otherwise, by PNT or any of its Subsidi-aries and except as set forth in Section 5.2 of the PNT Disclo-sure Schedule, there are no outstanding (i) securities convertible into PNT Common Stock, PG Preferred Stock or other capital stock PNT or any of its material Subsidiaries, (ii) warrants or options to purchase PNT Common Stock or other securities of PNT or any of its material Subsidiaries or (iii) other commitments to issue shares of any PNT Common Stock, PG Preferred Stock or other securities of PNT or any of its material Subsidiaries.

Section 5.3  Subsidiaries; Investments.  Except as set forth in
--------------------------------------
Section 5.3 of the PNT Disclosure Schedule, as of the date of this Agreement, PNT has no Subsidiaries or investments in any Person (except for marketable securities disclosed to SUG) and, except for the issued and outstanding PG Preferred Stock, PNT is the registered owner and holder of all of the issued and out-standing shares of capital stock of its Subsidiaries and has good title to such shares. The outstanding capital stock of each material Subsidiary has been validly issued and is fully paid and nonassessable. All such capital stock owned by any Acquired Com-pany is free and clear of any Encumbrance (except for any Emcum-brance disclosed in the PNT SEC Documents filed to date, or created or incurred by this Agreement in favor of SUG, or imposed by federal or state securities laws).

Section 5.4  Authority Relative to this Agreement and Binding
-------------------------------------------------------------
Effect.  The execution, delivery and performance of this Agree-
------
ment and the Related Documents by PNT have been duly authorized by all requisite corporate action, except, as of the date of this Agreement, for the PNT Shareholders' Approval, the approval of the Boards of Directors of PG Energy and Honesdale of the trans-actions contemplated hereby and the approval of the holders of common stock of each of PG Energy and Honesdale of the transac-tions contemplated hereby. Except as set forth in the schedule to be delivered by PNT to SUG within seven days of the date of this Agreement, the execution, delivery and performance of this Agreement and the Related Documents by PNT will not result in a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under, the Organi-zational Documents of any of the Acquired Companies, any inden-ture, mortgage, deed of trust, security agreement, loan agreement, or Material Contract to which any of the Acquired Com-panies is a party or by which its assets are bound, or violate any order, writ, injunction or decree of any Governmental Body, with such exceptions as are not, individually or in the aggre-gate, reasonably likely to have a PNT Material Adverse Effect. This Agreement constitutes and the Related Documents to be exe-cuted by any of the Acquired Companies when executed and de-livered will constitute valid and binding obligations of such Acquired Company, enforceable against such Acquired Company in accordance with their terms, except as enforceability may be limited by (i) bankruptcy or similar laws from time to time in effect affecting the enforcement of creditors' rights generally or (ii) the availability of equitable remedies generally.

Section 5.5  Governmental Approvals.  Except as set forth in Sec-
-----------------------------------
tion 5.5 of the PNT Disclosure Schedule and as required by the HSR Act, no approval or authorization of any Governmental Body with respect to performance under this Agreement by any Acquired Company is required to be obtained by PNT in connection with the execution and delivery by PNT of this Agreement or the consumma-tion by the Acquired Companies of the transactions contemplated by this Agreement, the failure to obtain which are, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect.

Section 5.6  Public Utility Holding Company Status; Regulation as
-----------------------------------------------------------------
a Public Utility.  PNT is a "holding company" (as such term is
----------------
defined in PUHCA) exempt from certain provisions of PUHCA, and has received no adverse notice from the SEC with respect to the validity of its exempt status, pursuant to Section 3(a)(1) of PUHCA. PG Energy is a "public utility company" (as such term is defined in PUHCA). Honesdale is a "public utility company" (as such term is defined in PUHCA). Each of PG Energy and Honesdale is a "subsidiary company" of PNT, and an "affiliate" of the other and of PNT (as such terms are defined in PUHCA). Except as stated above in this Section 5.6, none of the Acquired Companies is a "holding company," a "subsidiary company," a "public utility company," or an "affiliate" of a "public utility company" or a "holding company" within the meaning of such terms in PUHCA.

Section 5.7  Compliance with Legal Requirements; Governmental
-------------------------------------------------------------
Authorizations.
--------------

   (a) Except as set forth in Section 5.7(a) of the PNT Disclo-sure Schedule or as specifically described in the PNT SEC Docu-ments delivered to SUG prior to the date of this Agreement, and subject to Section 5.19 of this Agreement, to the Knowledge of any Acquired Company, no Acquired Company is in violation of any Legal Requirement that is applicable to it, to the conduct or operation of its business, or to the ownership or use of any of its assets, other than such violations, if any, which are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect.

   (b) The PNT SEC Documents delivered to SUG prior to the date of this Agreement accurately describe all material regulation of each Acquired Company that relates to the utility business of any Acquired Company. Except as set forth on Section 5.7(a) of the PNT Disclosure Schedule, each Acquired Company has and is in material compliance with all material Governmental Authorizations necessary to conduct its business and to own, operate and use all of its assets as currently conducted.

Section 5.8  Legal Proceedings; Orders.  Except as set forth in
--------------------------------------
Section 5.8 of the PNT Disclosure Schedule or as specifically described in the PNT SEC Documents delivered to SUG prior to the date of this Agreement, there is no pending Proceeding:

      (1) that has been commenced by or against, or that other-wise relates to, any Acquired Company that is reasonably likely to have a PNT Material Adverse Effect; or

      (2) as of the date of this Agreement, that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Mergers or any of the transac-tions contemplated hereby.

To the Knowledge of PNT, except as set forth in Section 5.8 of the PNT Disclosure Schedule, as of the date of this Agreement, no such Proceedings, audits or investigations have been Threatened that are, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect.

Section 5.9  SEC Documents.  PNT has made (and, with respect to
--------------------------
such documents filed after the date hereof through the Closing Date, will make) available to SUG a true and complete copy of each report, schedule, registration statement (other than on Form S-8), and definitive proxy statement filed by PNT or PG Energy with the SEC since December 31, 1998 through the Closing Date in substantially the form filed with the SEC (the "PNT SEC Docu-ments"). As of their respective dates, the PNT SEC Documents, including without limitation any financial statements or sched-ules included therein, complied (or will comply), in all material respects with the requirements of the Securities Act or the Ex-change Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such PNT SEC Documents, and did not (or will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circum-stances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of PNT or PG Energy included in the PNT SEC Documents (collectively, the "PNT Financial Statements") were (or will be) prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly pre-sent (or will fairly present) in all material respects the finan-cial position of PNT and its Subsidiaries, or PG Energy, as the case may be, as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of unaudited interim financial statements, to normal, recurring adjustments which are not material in the aggregate.

Section 5.10  Taxes.
-------------------

   (a) The Acquired Companies have timely filed all United States federal, state and local income Tax Returns required to be filed by or with respect to them or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, and the Acquired Companies have timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due or made adequate provision there-for in accordance with GAAP except where failures to so file, pay or discharge are not, individually or in the aggregate, reason-ably likely to have a PNT Material Adverse Effect. There are no pending audits or other examinations relating to any Tax matters. There are no Tax liens on any assets of the Acquired Companies. As of the date of this Agreement, none of the Acquired Companies has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves (including deferred taxes) reflected in the PNT Balance Sheet are in all material respects adequate to cover all material Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP. Prior to the date of this Agreement, no Acquired Company has at any time adopted a plan of complete liquidation within the meaning of Section 332 of the IRC.

   (b) None of the Acquired Companies is obligated under any Contract with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the Merger or any of the transactions con-templated by this Agreement.

Section 5.11  Intellectual Property.  Except as set forth in Sec-
-----------------------------------
tion 5.11 of the PNT Disclosure Schedule, no Acquired Company has any Knowledge of (i) any infringement or claimed infringement by it of any patent rights or copyrights of others or (ii) any in-fringement of the patent or patent license rights, trademarks or copyrights owned by or under license to it, except for any such infringements of the type described in clause (i) or (ii) that are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect.

Section 5.12  Title to Assets.  Except (i) as set forth in Sec-
-----------------------------
tion 5.12 of the PNT Disclosure Schedule, (ii) as specifically described in the PNT SEC Documents delivered to SUG prior to the date of this Agreement, (iii) as set forth in Section 5.19 of this Agreement or (iv) as set forth in Section 5.19 of the PNT Disclosure Schedule, none of the Acquired Companies' assets are subject to any Encumbrance other than PNT Permitted Liens.

Section 5.13  Indebtedness.  All outstanding principal amounts of
--------------------------
indebtedness for borrowed money of the Acquired Companies as of June 4, 1999 are set forth in Section 5.13 of the PNT Disclosure
Schedule, except for inter-company indebtedness.

Section 5.14  Machinery and Equipment.  Except for normal wear
-------------------------------------
and tear, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect, the machinery and equipment of the Acquired Companies is in good operating condition and in a state of reasonable mainte-nance and repair.

Section 5.15  Material Contracts.  Except as specifically de-
--------------------------------
scribed in the PNT SEC Documents delivered to SUG prior to the date of this Agreement, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect, all Material Contracts of the Acquired Companies are in full force and effect and no Acquired Company nor, to the Knowledge of PNT, any other party thereto is in de-fault thereunder nor has any event occurred or is any event occurring that with notice or the passage of time or otherwise, is reasonably likely to give rise to an event of default there-under by any party thereto.

Section 5.16  Insurance.  Section 5.16(a) of the PNT Disclosure
-----------------------
Schedule sets forth a list of all policies of insurance held by the Acquired Companies as of the date of this Agreement. Except as set forth in Section 5.16(b) of the PNT Disclosure Schedule, since June 30, 1994, the assets and the business of the Acquired Companies have been continuously insured with what PNT reasonably believes are reputable insurers against all risks and in such amounts normally insured against by companies of the same type and in the same line of business as any of the Acquired Com-panies. As of the date of this Agreement, no notice of cancella-tion, non-renewal or material increase in premiums has been received by any of the Acquired Companies with respect to such policies, and no Acquired Company has Knowledge of any fact or circumstance that could reasonably be expected to form the basis for any cancellation, non-renewal or material increase in pre-miums, except for such cancellations, non-renewals and increases which are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect. None of the Acquired Companies is in default with respect to any provision contained in any such policy or binder nor has there been any failure to give notice or to present any claim relating to the business or the assets of the Acquired Companies under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for such defaults or failures which are not, individually or in the aggregate, reason-ably likely to have a PNT Material Adverse Effect. As of the date of this Agreement, there are no outstanding unpaid premiums (except premiums not yet due and payable), and no notice of can-cellation or renewal with respect to, or disallowance of any claim under, any such policy or binder has been received by the Acquired Companies as of the date hereof, except for such non-payments of premiums, cancellations, renewals or disallowances which are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect.

Section 5.17  Employees.  Section 5.17(a) of the PNT Disclosure
-----------------------
Schedule sets forth a list as of no more than thirty (30) days prior to the date of this Agreement of all the present officers and employees of the Acquired Companies. Except as set forth in
Section 5.17(b) of the PNT Disclosure Schedule, as of the date of this Agreement, no labor union or other collective bargaining unit has been certified or recognized by any of the Acquired Com-panies, and, to the Knowledge of the Acquired Companies, as of the date of this Agreement, there are no elections, organizing drives or material controversies pending or Threatened between any of the Acquired Companies and any labor union or other col-lective bargaining unit representing any of the Acquired Com-panies' employees. There is no pending or, to the Knowledge of PNT, Threatened labor practice complaint, arbitration, labor strike or other material labor dispute (excluding grievances) involving any of the Acquired Companies which are, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect. Except for collective bargaining agreements or as described in or pursuant to Section 5.18 and Section 6.1(a)(16) or as attached as an exhibit to, or as specifically described in, the PNT SEC Documents delivered to SUG prior to the date of this Agreement, as of the date of this Agreement, to the Knowledge of PNT, none of the Acquired Companies is a party to any employment agreement with any employee pertaining to any of the Acquired Companies.

Section 5.18  Employee Benefit Plans.
------------------------------------

   (a) Except as set forth in Section 5.18 of the PNT Disclosure Schedule, each of the PNT Benefit Plans has been operated and ad-ministered in all material respects in accordance with its governing documents and applicable federal and state laws (in-cluding, but not limited to, ERISA and the IRC). For purposes of this Agreement, "PNT Benefit Plans" shall mean all employee re-tirement, welfare or other benefit plans, agreements, practices, policies, programs, or arrangements identified and described in
Section 5.18 of the PNT Disclosure Schedule, which sets forth all PNT Benefit Plans that are applicable to any employee of the Acquired Companies identified in Section 5.17 of the PNT Disclo-sure Schedule or maintained by or contributed to by any of the Acquired Companies.

   (b) Except as set forth in Section 5.18 of the PNT Disclosure Schedule, as to any PNT Benefit Plan subject to Title IV of ERISA, there is no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any lia-bility is outstanding, no reportable event within the meaning of
Section 4043 of ERISA (for which the notice requirements of Regu-lation Section 4043 promulgated by the PBGC have not been waived) has occurred within the last six years, no notice of intent to terminate the PNT Benefit Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the PNT Benefit Plan, there has been no termi-nation or partial termination of the PNT Benefit Plan within the meaning of Section 411(d)(3) of the IRC within the last six years, no event described in Sections 4062 or 4063 of ERISA has occurred, all PBGC premiums have been timely paid and no lia-bility to the PBGC has been incurred, except for PBGC premiums not yet due.

   (c) There is no matter pending (other than qualification de-termination applications and filings and other required periodic filings) with respect to any of the PNT Benefit Plans before the IRS, the Department of Labor, the PBGC or in or before any other governmental authority.

   (d) Except as set forth in Section 5.18 of the PNT Disclosure Schedule, each trust funding a PNT Benefit Plan, which trust is intended to be exempt from federal income taxation pursuant to
Section 501(c)(9) of the IRC, satisfies the requirements of such section and has received a favorable determination letter from the IRS regarding such exempt status and to the Knowledge of any Acquired Company has not, since receipt of the most recent favor-able determination letter, been amended or operated in any way which would adversely affect such exempt status.

   (e) Except as otherwise set forth in Section 5.18 of the PNT Disclosure Schedule, with respect to any PNT Benefit Plan or any other "employee benefit plan" as defined in Section 3(3) of ERISA which is established, sponsored, maintained or contributed to, or to the Knowledge of the Acquired Companies, with respect to any such plan which has been established, sponsored, maintained or contributed to within six years prior to the Closing Date, by the Acquired Companies or any corporation, trade, business or entity under common control or being a part of an affiliated service group with any of the Acquired Companies, within the meaning of
Section 414(b), (c) or (m) of the IRC or Section 4001 of ERISA ("PNT Commonly Controlled Entity"), (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied and no such withdrawal liability is reasonably expected to be incurred, (ii) no liability under Title IV of ERISA (including, but not limited to, liability to the PBGC) has been incurred by the Acquired Com-panies or any PNT Commonly Controlled Entity, which liability has not been satisfied (other than for PBGC premiums not yet due),
(iii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding,
(iv) there has been no failure to make any contribution (in-cluding installments) to such plan required by Section 302 of ERISA and Section 412 of the IRC which has resulted in a lien under Section 302 of ERISA or Section 412 of the IRC and for which any liability is currently outstanding; (v) to the Knowl-edge of any Acquired Company, no action, omission or transaction has occurred with respect to any such plan or any other PNT Benefit Plan which could subject any of the Acquired Companies, the plan or trust forming a part thereof, or SUG to a material civil liability or penalty under ERISA or other applicable laws, or a material Tax under the IRC, (vi) any such plan which is a Group Health Plan has complied in all material respects with the provisions of Sections 601-608 of ERISA and Section 4980B of the IRC, (vii) there are no pending or, to the Knowledge of any of the Acquired Companies, Threatened claims by or on behalf of any such plan or any other PNT Benefit Plan, by any employees, former employees or plan beneficiaries covered by such plan or otherwise by or on behalf of any person involving any such plan (other than routine non-contested claims for benefits) which could result in a material liability to the Acquired Companies taken as a whole and (viii) neither the Acquired Companies nor any PNT Commonly Controlled Entity has engaged in, or is a successor or parent corporation to any entity or person that has engaged in, a transaction described in Section 4069 of ERISA.

   (f) Except as otherwise set forth in Section 5.18 of the PNT Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) require SUG to make a later contribution to, payment or transfer of money or property or payment of greater benefits under or with respect to any PNT Benefit Plan than any of the Acquired Companies is currently required by the terms and provi-sions of such PNT Benefit Plan to do, (ii) create or give rise to any additional eligibility for participation, vested rights bene-fits or service credits under any PNT Benefit Plan, or (iii) in and of themselves cause or result in SUG incurring any civil liability or penalty under ERISA or other applicable laws or Tax under the IRC.

   (g) Except as otherwise set forth in Section 5.18 of the PNT Disclosure Schedule, none of the Acquired Companies is a party to any Contract nor has it established any policy or practice, which would require it or SUG to make a payment or provide any other form of compensation or benefit to any Person performing (or who within the past twelve months performed) services for any of the Acquired Companies during or upon termination of such services which would not be payable or provided in the absence of the con-summation of the transactions contemplated by this Agreement.

   (h) Except as would affect retirees and unionized employees and as otherwise set forth in Section 5.18 of the PNT Disclosure Schedule, each PNT Benefit Plan which is an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without any liability being incurred by any of the Acquired Companies, SUG or any affiliate of SUG, except as to benefits accrued there-under prior to such amendment or termination.

   (i) Section 5.18 of the PNT Disclosure Schedule contains a true and complete list as of the date of this Agreement of each PNT Benefit Plan, all Acquired Company Option Plans and any man-agement, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in con-
trol), bonus or other contract for personal services with any current or former officer, director or employee, any consulting contract with any person who prior to entering this such contract was a director or officer of any Acquired Company or any plan, agreement, arrangement or understanding similar to any of the foregoing.

   (j) None of the Acquired Companies has contributed nor been obligated to contribute to any "multi-employer plan" within the meaning of Section 3(37) of ERISA within the last six years, and none of the Acquired Companies has any outstanding liability with respect to any such plan.

Section 5.19  Environmental Matters.  Except as set forth in Sec-
-----------------------------------
tion 5.19 of the PNT Disclosure Schedule or as specifically de-scribed in the PNT SEC Documents delivered to SUG prior to the date of this Agreement, and with such other exceptions as are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect:

   (a) To the Knowledge of any Acquired Company, no Facility owned or operated by any Acquired Company is currently, or was at any time, listed on the National Priorities List promulgated under CERCLA, or on any comparable state list, and no Acquired Company has received any written notification of potential or actual liability or a written request for information from any Person under or relating to CERCLA or any comparable Legal Re-quirement with respect to any Acquired Company or the Facilities;

   (b) To the Knowledge of any Acquired Company, each Acquired Company and any Person for whose conduct any Acquired Company is reasonably likely to be held responsible, and at all times has been, in material compliance with any Environmental Law. No Acquired Company has received any Order, notice, or other com-munication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any violation or failure to comply with any Environmental Law, or of any obligation to under-take or bear the cost of any environmental cleanup, or with respect to any property or Facility at which Hazardous Materials generated by any Acquired Company were transported for disposal;

   (c) There are no pending or, to the Knowledge of any of the Acquired Companies, Threatened claims arising under or pursuant to any Environmental Law with respect to or affecting any of the Facilities or any other properties and assets (whether real, per-sonal, or mixed) in which any Acquired Company has or had a direct or indirect interest (including by ownership or use); and

   (d) PNT has delivered or made available to SUG true and com-plete copies and results of any environmental site assessments, studies, analyses, tests or monitoring possessed by any Acquired Company of which any Acquired Company has Knowledge pertaining to Hazardous Materials or Hazardous Activities in, on or under the Facilities, or concerning compliance by any Acquired Company or any other Person for whose conduct any Acquired Company is rea-sonably likely to be held responsible, with Environmental Laws.

Section 5.20  No Material Adverse Change.  Since the date of the
----------------------------------------
PNT Balance Sheet, except as specifically described in the PNT SEC Documents delivered to SUG prior to the date of this Agree-ment, there has not been any PNT Material Adverse Effect, and no events have occurred or circumstances exist that are, indi-vidually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect, except that any PNT Material Adverse Effect that results from or relates to (a) general business or economic conditions, (b) conditions generally affecting the industries in which the Acquired Companies compete or (c) the announcement of the transactions contemplated by this Agreement shall be disregarded.

Section 5.21  Brokers.  No Acquired Company is a party to, or in
---------------------
any way obligated under any Contract, and there are no out-standing claims against any Acquired Company, for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement.

Section 5.22  PNT Rights Agreement.  Prior hereto, PNT has de-
----------------------------------
livered to SUG a true and complete copy of the PNT Rights Agree-ment. The consummation of the transactions contemplated by this Agreement will not result in the triggering of any right or en-titlement of the holders of the PNT Common Stock or other PNT securities under the PNT Rights Agreement or any similar agree-ment to which PNT or any of its Subsidiaries is a party.

Section 5.23  Regulatory Proceedings.  Except as set forth in
------------------------------------
Section 5.23 of the PNT Disclosure Schedule, other than purchase gas adjustment provisions, none of PNT or its Subsidiaries all or part of whose rates or services are regulated by a Governmental Body (a) has rates that have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Body or on appeal to the courts, or
(b) is a party to any rate proceeding before a Governmental Body that are, individually or in the aggregate, reasonably likely to result in any Orders having a PNT Material Adverse Effect.

Section 5.24  Proxy Statement; Registration Statement.  None of
-----------------------------------------------------
the information supplied or to be supplied by or on behalf of PNT and its Subsidiaries in either the PNT Proxy Statement or sup-plied or to be supplied by PNT to SUG for inclusion in either the SUG Proxy Statement or the Registration Statement, will, with respect to the Registration Statement, at the effective time of the Registration Statement, at any time the Registration State-ment is amended or supplemented, at the date the PNT Proxy State-ment is first mailed to PNT's shareholders, at any time the PNT Proxy Statement is amended or supplemented, at the time of the PNT Meeting and at the Effective Time, in the case of the PNT Proxy Statement, at the date the PNT Proxy Statement is first mailed to PNT's shareholders, at any time the PNT Proxy Statement is amended or supplemented and at the time of the PNT Meeting and in the case of the SUG Proxy Statement, at the date the SUG Proxy Statement is first mailed to SUG's shareholders, at any time the SUG Proxy Statement is amended or supplemented and at the time of the SUG Meeting (giving effect to any documents incorporated by reference therein), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not mis-leading. The PNT Proxy Statement will comply as to form and in substance in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

Section 5.25  Vote Required.  Other than the approval of the
---------------------------
Merger by the holders of a majority of the outstanding shares of PNT Common Stock (the "PNT Shareholders' Approval") and the approval by the holders of common stock of each of PG Energy and Honesdale, no vote of the holders of any class or series of the capital stock of any Acquired Company is required to approve this Agreement and the Mergers.

Section 5.26  Opinion of Financial Advisor.  PNT has provided (or
------------------------------------------
promptly upon receipt of a written copy thereof, will provide) SUG a copy of the opinion of Legg Mason Wood Walker, Incorpo-rated, dated as of the date hereof, with respect to the Merger Consideration to be received by the holders of PNT Common Stock pursuant to the transactions contemplated by this Agreement.

Section 5.27  Disclaimer of Representations and Warranties.
----------------------------------------------------------
EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS
ARTICLE V, PNT MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND PNT HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES, WHETHER BY PNT, ANY SUBSIDIARY OF PNT, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, NOT-WITHSTANDING THE DELIVERY OR DISCLOSURE TO SUG OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, OF ANY DOCUMENTATION OR OTHER INFORMATION BY PNT, ANY SUBSIDIARY OF PNT, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO ANY OF THE FOREGOING.

                            ARTICLE VI
                            COVENANTS

Section 6.1  Covenants of PNT.  PNT agrees to observe and perform
-----------------------------
the following covenants and agreements:

   (a)  Conduct of the Business Prior to the Closing Date.  With
        -------------------------------------------------
respect to the Acquired Companies, except (i) as contemplated in this Agreement, (ii) for a sale by PNT of Keystone Pipeline Ser-vices, Inc. or by Keystone Pipeline Services, Inc. of its assets, or the sale by any of the Acquired Companies of any real property owned by any of them that is not used or useful in the Acquired Companies' utility operations, (iii) the redemption or repurchase of the PG Preferred Stock prior to the Effective Time, (iv) as required by law or regulation or (v) as otherwise expressly con-sented to in writing by SUG which consent will not be unreason-ably withheld or delayed, prior to the Closing, PNT will cause each Acquired Company to:

      (1) Not make or permit any material change in the general nature of its business;

      (2) Maintain its Ordinary Course of Business in accordance with prudent business judgment and consistent with past practice and policy, and maintain its assets in good repair, order and condition, reasonable wear and tear excepted, subject to retire-ments in the Ordinary Course of Business;

      (3) Preserve the Acquired Company as an ongoing business and use reasonable efforts to maintain the goodwill associated with the Acquired Company;

      (4) Preserve all of the Acquired Companies' franchises, tariffs, certificates of public convenience and necessity, licenses, authorizations and other governmental rights and per-mits;

      (5)  Not enter into any material transaction or Material
Contract other than in the Ordinary Course of Business;

      (6) Not purchase, sell, lease, dispose of or otherwise transfer or make any contract for the purchase, sale, lease, disposition or transfer of, or subject to lien, any of the assets of the Acquired Company other than in the Ordinary Course of Business;

      (7) Not hire any new employee unless such employee is a bona fide replacement for a presently-filled position with the Acquired Company as of the date hereof except for no more than ten (10) new employees to be hired by PG Energy Services, Inc. for the conduct of the electric and natural gas marketing busi-ness;

      (8) Not file any material applications, petitions, mo-tions, orders, briefs, settlement or agreements in any material Proceeding before any Governmental Body which involves the Acquired Company, and appeals related thereto without, to the extent reasonably practicable, consulting SUG; provided, however,
                                               --------  -------
that if such Proceeding is reasonably likely to have a PNT Material Adverse Effect, PNT shall not make any such filing without the consent of SUG, which consent shall not be unreason-ably withheld or delayed.

      (9) Not engage in any new (other than intercompany short-term financing arrangements in the Ordinary Course of Business), or modify any existing, intercompany transactions involving Key-stone Pipeline Services, Inc., and not engage in or modify, except in the Ordinary Course of Business, any material intercom-pany transactions involving any other Acquired Company, except as set forth in Section 6.1(a)(9) of the PNT Disclosure Schedule;

      (10) Not voluntarily change in any material respect or terminate any insurance policies disclosed on Section 5.16(a) of the PNT Disclosure Schedule that presently are in effect unless equivalent coverage is obtained;

      (11) Except as disclosed or specifically contemplated in this Agreement or in Section 6.1(a)(11) of the PNT Disclosure Schedule, and with respect to budgeted expenditures known and specifically disclosed in writing to SUG, subject to adjustments in the Ordinary Course of Business and other deviations (which in the aggregate shall not exceed 5% on an annualized basis during the period from the date of this Agreement until the Closing
Date), not make any capital expenditure or capital expenditure commitment;

      (12) Not make any changes in financial policies or prac-tices, or strategic or operating policies or practices, in each case which involve any Acquired Company, except as required by law, rule or regulation;

      (13) Comply in all material respects with all applicable material Legal Requirements and permits, including without limi-tation those relating to the filing of reports and the payment of Taxes due to be paid prior to the Closing, other than those con-tested in good faith;

      (14) Not adopt, amend (other than amendments that reduce the amounts payable by SUG or any of its subsidiaries or amend-ments required by law) or assume an obligation to contribute to any PNT Benefit Plan or collective bargaining agreement or enter into any employment, severance or similar contract with any Per-son (including without limitation, contracts with management of any Acquired Company or any of its affiliates that might require payments be made upon consummation of the transactions contem-plated hereby) or amend any such existing contracts to increase any amounts payable thereunder or benefits provided thereunder;

      (15) Except in the Ordinary Course of Business or in accordance with the terms of any existing Contract, PNT Benefit Plan or collective bargaining agreement, not grant any increase or change in total compensation, benefits or pay any bonus to any employees;

      (16) Not grant or enter into any Contract, written or oral, with respect to continued employment for any employee, officer or director;

      (17) Not make (i) any loan or advance to any officer, director, stockholder or employee other than in the Ordinary
Course of Business or (ii) make any other loan or advance to any Person other than in the Ordinary Course of Business;

      (18) Not terminate any existing gas purchase, exchange or transportation contract necessary to supply firm gas at all city gate delivery points or enter into any new contract for the sup-ply, transportation, storage or exchange of gas with respect to the Acquired Companies' regulated gas distribution operations or renew or extend or negotiate any existing contract providing for the same where such contract is not terminable within sixty (60) days without penalty unless specifically agreed to by SUG;

      (19)  Not amend any of its Organizational Documents; and

      (20) Subject to Section 6.1(l), not issue or assume any note, debenture or other evidence of indebtedness which by its terms does not mature within two year(s) (except that PG Energy shall have no more than $11,999,999 of indebtedness which matures within one year from the date of any such issuance or assumption) from the date of execution or issuance thereof, unless otherwise redeemable or subject to prepayment at any time at the option of the Acquired Company on not more than thirty (30) days notice without penalty for such redemption or prepayment.

   (b)  Customer Notifications.  At any time and from time to
        ----------------------
time reasonably requested by SUG prior to the Closing Date, each Acquired Company will permit SUG at SUG's expense to insert pre-printed single-page customer education materials into billing documentation to be delivered to customers affected by this Agreement; provided that, PNT has reviewed in advance and con-
           -------- ----
sented to the content of such materials, which consent shall not be unreasonably withheld. Other means of notifying customers may be employed by either party, at the expense of the initiating party, but in no event shall any notification be initiated with-out the prior consent of the other party (which consent shall not be unreasonably withheld).

   (c)  Access to the Acquired Companies' Offices, Properties and
        ---------------------------------------------------------
Records; Updating Information.
-----------------------------

      (1) From and after the date hereof and until the Closing Date, the Acquired Companies shall permit SUG and its Representa-tives to have, on reasonable notice and at reasonable times, rea-sonable access to such of the offices, properties and employees of the Acquired Companies, and shall disclose, and make available to SUG and its Representatives all books, papers and records to the extent that they relate to the ownership, operation, obliga-tions and liabilities of or pertaining to the Acquired Companies and their businesses and assets. Without limiting the application of the Confidentiality Agreement dated May 10, 1999 between PNT and SUG (the "Confidentiality Agreement"), all documents or in-formation furnished by the Acquired Companies hereunder shall be subject to the Confidentiality Agreement.

      (2) PNT will notify SUG as promptly as practicable of any significant change in the Ordinary Course of Business or opera-tion of any of the Acquired Companies and of any material com-plaints, investigations or hearings (or communications indicating that the same may be contemplated) by any Governmental Body, or the institution or overt threat or settlement of any material Proceeding involving or affecting any of the Acquired Companies or the transactions contemplated by this Agreement, and shall use reasonable efforts to keep SUG fully informed of such events and permit SUG's Representatives access to all materials prepared in connection therewith, consistent with any applicable Legal Re-quirement or Contract.

      (3) As promptly as practicable after SUG's request, PNT will furnish such financial and operating data and other informa-tion pertaining to the Acquired Companies and their businesses and assets as SUG may reasonably request; provided, however, that
                                          --------  -------
nothing herein will obligate any of the Acquired Companies to take actions that would unreasonably disrupt its Ordinary Course of Business or violate the terms of any Legal Requirement or Con-tract to which the Acquired Company is a party or to which any of its assets is subject in providing such information, or to incur any costs with respect to SUG's external auditors (or the Ac-quired Companies' external auditors in the event a report by such auditors is requested by SUG) providing accounting services with respect to issuing an auditor's report required by or for SUG.

   (d)  Governmental Approvals; Third Party Consents.  PNT will
        --------------------------------------------
use its reasonable best efforts to obtain all necessary consents, approvals and waivers from any Person required under any license, lease, permit or Contract applicable to the Acquired Companies, including, without limitation, the approvals of those Governmen-tal Bodies and the consents of those third parties listed in Sec-tion 5.4 and Section 5.5 of the PNT Disclosure Schedule and as required by the HSR Act.

   (e)  Dividends.  PNT shall not, nor shall it permit any of its
        ---------
Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its or their capital stock other than (A) dividends by a wholly owned Subsidiary to PNT or another wholly owned subsidiary, (B) dividends by a less than wholly owned Subsidiary consistent with past practice, (C) regular quarterly dividends on PNT Common Stock with usual record and payment dates that do not exceed the current rate of $1.20 per fiscal year, or (D) regular cumulative cash distributions on the 4.10% PG Preferred Stock not to exceed an annual rate of $4.10 per share or on the 5.75% PG Preferred Stock not to exceed an annual rate of $5.75 per share; (ii) split, combine or reclas-sify any capital stock or the capital stock of any Subsidiary or issue or authorize or propose the issuance of any other securi-ties in respect of, or in substitution for, shares of capital stock or the capital stock of any Subsidiary; or (iii) redeem, repurchase or otherwise acquire any shares of capital stock of any Subsidiary other than (A) redemptions, repurchases and other acquisitions of shares of capital stock in connection with the administration of employee benefit and dividend reinvestment and customer stock purchase plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice, (B) intercompany acquisitions of capital stock, (C) required redemptions of the 5.75% PG Preferred Stock,
(D) the redemption or repurchase of the PG Preferred Stock as contemplated herein or (E) as set forth in Section 6.1(l) of this Agreement.

   (f)  Issuance of Securities.  PNT shall not, nor shall it per-
        ----------------------
mit any of its Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or autho-rize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of its or their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than as provided for in the PNT Benefit Plans, Acquired Company Option Plans (including options to be granted to directors of PNT pursuant to such PNT Benefit Plans and Acquired Company Option Plans) and any dividend reinvestment or customer stock purchase plans of PNT in effect as of the date hereof.

   (g)  Accounting.  PNT shall not, nor shall it permit any of
        ----------
its Subsidiaries to, make any changes in their accounting methods, principles or practices except as required by law, rule, regulation or GAAP.

   (h)  No Shopping.
        -----------

      (1) PNT shall not, and shall not authorize or permit any of its (or any of its Subsidiaries') officers, directors, agents,financial advisors, attorneys, accountants or other repre-sentatives to, directly or indirectly, solicit, initiate or encourage submission of proposals or offers from any Person relating to, or that could reasonably be expected to lead to, a Business Combination or participate in any negotiations or dis-cussions regarding, or furnish to any other Person any informa-tion with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek a Business Combination; provided, however, that, prior to the PNT Shareholders' Approval,
--------  -------
PNT may, in response to an unsolicited written proposal from a third party with respect to a Business Combination that PNT's Board of Directors determines, in its good faith judgment, after consultation with and the receipt of the advice of its financial advisor and outside counsel with customary qualifications, is a Superior Proposal, (i) furnish information to, and negotiate, explore or otherwise engage in substantive discussions with such third party, only if PNT's Board of Directors determines, in its good faith judgment after consultation with its financial advisors and outside legal counsel, that it is reasonably neces-sary in order to comply with its fiduciary duties under appli-cable law and (ii) take and disclose to PNT's shareholders a position with respect to another Business Combination proposal, or amend or withdraw such position, pursuant to Rule 14d-9 and 14e-2 under the Exchange Act, or make such disclosure to PNT's shareholders which in the good faith judgment of PNT's Board of Directors is required by applicable law, based on the advice of its outside counsel. Prior to furnishing any non-public informa-tion to, entering into negotiations with or accepting a Superior Proposal from such third party, PNT will (i) provide written notice to SUG to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and (ii) receive from such third party an executed confi-dentiality agreement containing substantially the same terms and conditions as the Confidentiality Agreement. PNT will immedi-ately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiations with any parties conducted heretofore by PNT or any of its representatives with respect to any Business Combination.

      (2) Except as expressly permitted by this Section 6.1(h), neither the PNT Board of Directors nor any committee thereof may,
(i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to SUG, the approval or recommenda-tion by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose pub-licly to approve or recommend, a Business Combination or (iii) cause PNT to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Business Combination. Notwithstanding the fore-going, prior to the time at which the PNT Shareholders' Approval has been obtained, in response to an unsolicited Business Combi-nation proposal from a third party, if PNT's Board of Directors determines, in its good faith judgment, after consultation with and the receipt of the advice of its financial advisor and out-side counsel with customary qualifications, that such proposal is a Superior Proposal and that failure to do any of the actions set forth in clauses (i), (ii) or (iii) above would create a reason-able possibility of a breach of the fiduciary duties of PNT's Board of Directors under applicable law, PNT's Board of Directors may (i) withdraw or modify its approval or recommendation of the Merger or this Agreement, approve or recommend a Business Combi-nation or cause PNT to enter into a Business Combination and (ii) negotiate with a third party with respect to such Business Combi-nation proposal and, subject to PNT having paid to SUG the fees described in Section 8.3(a) hereof and having entered into a definitive agreement with respect to such Business Combination proposal, terminate this Agreement; provided, however, that prior
                                    --------  -------
to entering into a definitive agreement with respect to a Busi-ness Combination proposal, the Company shall give SUG at least five (5) day's notice thereof, and shall cause its representa-tives to, negotiate with SUG to make such adjustments in the terms and conditions of this Agreement as would enable PNT to proceed with the transactions contemplated herein on such adjusted terms; provided, further, that if PNT and SUG are unable
                --------  -------
to reach an agreement on such adjustments within five (5) days after such notice from PNT, PNT may enter into such definitive agreement, subject to the provisions of Article VIII.

      (3) PNT shall notify SUG orally and in writing of any such inquiries, offers or proposals (including, without limitation, the material terms and conditions of any such offer or proposal and the identity of the Person making it), within one business day of the receipt thereof, shall use all reasonable efforts to keep SUG informed of the status and details of any such inquiry, offer or proposal and shall give SUG two (2) day's advance notice of the first delivery of non-public information to such Person. If any such inquiry, offer or proposal is in writing, PNT shall promptly deliver to SUG a copy of such inquiry, offer or pro-posal.

      (4) For purposes of this Agreement, (i) "Business Combina-tion" means (other than the transactions contemplated or per-mitted by this Agreement) (A) a merger, consolidation or other business combination, share exchange, sale of shares of capital stock, tender offer or exchange offer or similar transaction involving PNT or any of its Subsidiaries, (B) acquisition in any manner, directly or indirectly, of a material interest in any capital stock of, or a material equity interest in a substantial portion of the assets of, PNT or any of its Subsidiaries, in-cluding any single or multi-step transaction or series of related transactions that is structured to permit a third party to ac-quire beneficial ownership of a majority or greater equity inter-est in PNT or any of its Subsidiaries, or (C) the acquisition in any manner, directly or indirectly, of any material portion of the business or assets (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale) of PNT or any of its Subsidiaries and (ii) "Superior Proposal" means a proposed Business Combination in-volving at least 50% of the shares of capital stock or a material portion of the assets of PNT that PNT's Board of Directors deter-mines, after consulting with PNT's financial advisors and outside counsel, is financially superior to the transactions contemplated hereby and it appears that the party making the proposal is rea-sonably likely to have the funds necessary to consummate the Business Combination.

   (i)  Solicitation of Proxies; PNT Proxy Statement.  Subject to
        --------------------------------------------
Section 6.1(h), PNT shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of SUG, advisable to secure the PNT Shareholders' Approval. PNT shall cause PG Energy and Honesdale to approve the Honesdale Merger and the PG Energy Merger.

   (j)  PNT Shareholder Approval.
        ------------------------

      (1) Subject to the provisions of Section 6.1(h) and Sec-tion 6.1(j)(2), PNT shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (including all adjournments thereof, the "PNT Meeting") for the purpose of securing the PNT Shareholders' Approval, (ii) dis-tribute to its shareholders the PNT Proxy Statement in accordance with applicable federal and state law and with its Organizational Documents, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with SUG with respect to each of the foregoing matters.

      (2)  The PNT Meeting for the purpose of securing the PNT
Shareholders' Approval, including any adjournments thereof, will be held on such date or dates as PNT and SUG mutually determine.

   (k)  Rule 145 Letters.  PNT shall promptly identify to SUG all
        ----------------
officers and directors of any Acquired Company and any other per-sons who are "affiliates" within the meaning of such term as used in Rule 145 under the Securities Act ("Rule 145 Affiliates"), and PNT shall use its reasonable efforts to provide to SUG under-takings from such persons ("Rule 145 Letters") to the effect that no disposition of shares of SUG Common Stock received in the Merger will be made by such persons except within the limits and in accordance with the applicable provisions of said Rule 145, as amended from time to time, or except in a transaction which, in the opinion of legal counsel satisfactory to SUG, is exempt from registration under the Securities Act.

   (l)  Financing Activities.  PNT shall, and shall cause its
        --------------------
Subsidiaries to, cooperate, to the fullest extent commercially reasonable and practicable, with SUG's requests with respect to refinancing by the Acquired Companies of the current maturities of any of their indebtedness, and any repurchase, redemption or prepayment by any of the Acquired Companies of any of its indebtedness or preferred stock that may be required prior to or because of the Mergers or that SUG may request that the Acquired Companies effect prior to the Mergers, so as to permit SUG to have the maximum opportunity to refinance, on or promptly after the Closing Date without any penalty except as may be due pursu-ant to the terms of the Acquired Companies' indebtedness and pre-ferred stock as in effect on the date of this Agreement, any of the Acquired Companies' indebtedness or preferred stock out-standing on the Closing Date, including, but not limited to, the redemption or repurchase by PG Energy (or purchase by PNT) by the Effective Time of all outstanding shares of PG Preferred Stock; provided, however, that no Acquired Company shall be required to
--------  -------
consummate prior to the Effective Time any such refinancing, repurchase, redemption or repayment requested by SUG.

   (m)  PNT Disclosure Schedule.  On the date hereof, PNT has
        -----------------------
delivered to SUG the PNT Disclosure Schedule, accompanied by a certificate signed by an executive officer of PNT stating the PNT Disclosure Schedule is being delivered pursuant to this Section 6.1(m). The PNT Disclosure Schedule constitutes an integral part of this Agreement and modifies the representations, warranties, covenants or agreements of PNT contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the PNT Disclosure Schedule.

Section 6.2  Covenants of SUG.  SUG agrees to observe and perform
-----------------------------
the following covenants and agreements:

   (a)  Governmental Approvals; Third Party Consents.  SUG will
        --------------------------------------------
use its reasonable best efforts at SUG's sole expense to obtain all necessary consents, approvals and waivers from any Person required under any license, lease, permit, Contract or agreement applicable to SUG, including, without limitation, the approvals of the Missouri Public Service Commission, the Florida Public Service Commission and the Pennsylvania Public Utility Commission as described in Section 4.5 and as required by the HSR Act.

   (b)  Employees; Benefits.  With respect to the employees
        -------------------
(excluding unionized employees) listed in Section 5.17(a) of the PNT Disclosure Schedule (or their successors employed pursuant to Section 6.1(a)(7) above) (the "Employees"), except as otherwise specified herein, SUG agrees as follows:

      (1) During the 12 months immediately following the Closing Date, to make available to the Employees who continue their ser-vice with the Surviving Corporation or any Subsidiary of the Sur-viving Corporation Benefit Plans that are no less favorable, in the aggregate, than the Benefit Plans listed in Section 5.18 of the PNT Disclosure Schedule offered to the Employees immediately prior to the Effective Time. Notwithstanding the foregoing, SUG's obligations under PNT's Directors' Retirement Plan, Direc-tors' 1995 Stock Compensation Plan and Directors' Deferred Com-pensation Plan shall be limited to obligations accrued through and including the Effective Time, including, but not limited to, the change in control provisions contained in such plans.

      (2) For purposes of eligibility, vesting and benefit accrual under all benefit plans provided to the Employees after the Closing Date, SUG will recognize the tenure of employment, as recognized by the Acquired Companies as of the Closing Date.

      (3) All vacation time earned by the Employees prior to the Closing Date must be taken by the end of the calendar year of the Closing Date, except where the Employee is requested by PNT or SUG to forego their vacation for business-related reasons. For purposes of awarding vacation time at the beginning of each calendar year following the Closing Date, SUG will recognize the tenure of employment, as recognized by the Acquired Company as of the Closing Date.

      (4) SUG will permit each of the Employees to carry forward all days of sick leave accrued prior to the Closing Date.

   (c)  Rule 16b-3.  SUG will take all reasonable steps so that
        ----------
the acquisition of the Merger Consideration by officers and directors of PNT (including Merger Consideration with respect to PNT Common Stock held under PNT Benefit Plans), and cash payments or substitute SUG options issued in exchange for PNT Options in accordance with Section 3.4, will be exempt from Section 16(b) of the Exchange Act by reason of Rule 16b-3 promulgated thereunder.

   (d)  Tax Matters.  SUG will not take, or fail to take, any
        -----------
action before or after the Closing Date that will adversely affect the qualification of the Merger(s) as a reorganization under Section 368(a)(1)(A) of the IRC.

   (e)  Blue Sky Permits.  SUG shall use its best efforts to
        ----------------
obtain, prior to the effective date of the Registration State-ment, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by the Agreement, and will pay all expenses incident thereto.

   (f)  Listing Application.  Prior to the Closing, SUG shall
        -------------------
cause the shares of SUG Common Stock constituting the Stock Con-sideration and any other such shares required to be reserved for issuance in connection with the Merger to be listed on the NYSE, subject to official notice of issuance thereof.

   (g)  Directors.  After the Effective Time on the Closing Date,
        ---------
three individuals to be selected prior to the Closing Date by SUG from the Board of Directors of PNT immediately prior to the Effective Time shall be elected to the Board of Directors of SUG as the Surviving Corporation, and thereafter nominated and recom-mended for reelection if necessary such that each of them shall have a term of at least three years from the Closing Date, and each such individual shall hold office in accordance with the Certificate of Incorporation and By-laws of SUG as the Surviving Corporation; provided that, any such individual who is also an
             -------- ----
officer or employee of the Surviving Corporation shall be required to resign as a director of the Surviving Corporation if he resigns or is terminated as an officer or employee of the Surviving Corporation.

   (h)  Technology: Pennsylvania Operations.  SUG will give full
        -----------------------------------
consideration to using or retaining PNT's technology and manage-ment systems for the PNT operations after the Effective Time, if SUG determines that they are superior to such technology and management systems being used by SUG in its other operations and it is in the best interests of SUG and PNT's operations. SUG intends to operate the Acquired Companies' utility operations in Pennsylvania as a separate division of the Surviving Corporation headquartered in Pennsylvania.

   (i)  Charitable Contributions.  SUG will maintain PNT's
        ------------------------
charitable contributions of at least the amount given and/or committed in 1998 for at least the next three calendar years.

   (j)  Collective Bargaining Agreements.  At the Effective Time,
        --------------------------------
SUG agrees to assume all collective bargaining agreements covering employees of any Acquired Company, and shall discharge when due any and all liabilities of any Acquired Company under such collective bargaining agreements relating to periods after the Effective Time.

   (k)  Restrictions on Unusual Distributions; Anti-Dilution.
        ----------------------------------------------------
Except for an annual 5% stock dividend, SUG will not, prior to the Effective Time, declare any stock dividend, stock split, reclassification, recapitalization, combination or distribution of assets, securities or other property to holders of, or affecting, SUG Common Stock.

   (l)  Solicitation of Proxies; SUG Proxy Statement.  SUG shall
        --------------------------------------------
use its reasonable best efforts to solicit from SUG's share-holders proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of PNT, advisable to secure the SUG Shareholders' Approval. All Lindemann family members who own shares of SUG Common Stock as of the date of this Agreement have provided PNT with a commitment and irrevocable proxy to vote all of their shares of SUG Common Stock in favor of the Merger, the form of which is attached hereto as Schedule 6.2(l).

   (m)  SUG Shareholder Approval.
        ------------------------

      (1) Subject to the provisions of Section 6.2(m)(2), SUG shall, as soon as reasonably practicable after the date hereof
(i) take all steps necessary to duly call, give notice of, con-vene and hold a meeting of its shareholders (including all adjournments thereof, the "SUG Meeting") for the purpose of securing the SUG Shareholders' Approval, (ii) distribute to its shareholders the SUG Proxy Statement in accordance with appli-cable federal and state law and with its Organizational Docu-ments, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with PNT with respect to each of the foregoing matters.

      (2)  The SUG Meeting for the purpose of securing the SUG
Shareholders' Approval, including any adjournments thereof, will be held on such date or dates as PNT and SUG mutually determine.

   (n)  SUG Disclosure Schedule.  On the date hereof, SUG has
        -----------------------
delivered to PNT the SUG Disclosure Schedule, accompanied by a certificate signed by an executive officer of SUG stating that the SUG Disclosure Schedule is being delivered pursuant to this
Section 6.2(n). The SUG Disclosure Schedule constitutes an integral part of this Agreement and modifies the representations, warranties, covenants or agreements of SUG contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the SUG Disclosure Schedule.

   (o)  Conduct of the Business Prior to the Closing Date.
        -------------------------------------------------
Except as contemplated in this Agreement, as required by law or regulation or as otherwise expressly consented to in writing by PNT which consent will not be unreasonably withheld, prior to the Closing, SUG will:

      (1) Not make or permit any material change in the general nature of its business;

      (2) Maintain its present operations in the Ordinary Course of Business in accordance with prudent business judgment and con-sistent with past practice and policy, and maintain its assets in good repair, order and condition, reasonable wear and tear excepted, subject to retirements in the Ordinary Course of Busi-ness;

      (3) Preserve SUG as an ongoing business and use reasonable efforts to maintain the goodwill associated with SUG; and

      (4) Preserve all of SUG's franchises, tariffs, certifi-cates of public convenience and necessity, licenses, authoriza-tions and other governmental rights and permits.

   (p)  Access to SUG's Offices, Properties and Records; Updating
        ---------------------------------------------------------
Information.
-----------

      (1) From and after the date hereof and until the Closing Date, SUG and its Subsidiaries shall permit PNT and its Represen-tatives to have, on reasonable notice and at reasonable times, reasonable access to such of the offices, properties and em-ployees of SUG and its Subsidiaries, and shall disclose, and make available to PNT and its Representatives all books, papers and records to the extent that they relate to the ownership, opera-tion, obligations and liabilities of or pertaining to SUG, its Subsidiaries and their respective businesses and assets. Without limiting the application of the Confidentiality Agreement, all documents or information furnished by SUG and its Subsidiaries hereunder shall be subject to the Confidentiality Agreement.

      (2) SUG will notify PNT as promptly as practicable of any significant change in the Ordinary Course of Business or opera-tion of SUG or any of its Subsidiaries and of any material com-plaints, investigations or hearings (or communications indicating that the same may be contemplated) by any Governmental Body, or the institution or overt threat or settlement of any material Proceeding involving or affecting SUG or any of its Subsidiaries or the transactions contemplated by this Agreement, and shall use reasonable efforts to keep PNT fully informed of such events and permit PNT's Representatives access to all materials prepared in connection therewith consistent with any applicable Legal Requirement or Contract.

      (3) As promptly as practicable after PNT's request, SUG will furnish such financial and operating data and other informa-tion pertaining to SUG, its Subsidiaries and their respective businesses and assets as PNT may reasonably request; provided,
                                                     --------
however, that nothing herein will obligate SUG or any of its Sub-
-------
sidiaries to take actions that would unreasonably disrupt its Ordinary Course of Business or violate the terms of any Legal Requirement or Contract to which SUG or any of its Subsidiaries is a party or to which any of its assets is subject in providing such information, or to incur any costs with respect to PNT's external auditors (or SUG's external auditors in the event a report by such auditors is requested by PNT) providing accounting services with respect to issuing an auditor's report required by or for PNT.

Section 6.3  Additional Agreements.
----------------------------------

   (a)  The Registration Statement, the PNT Proxy Statement and
        -------------------------------------------------------
the SUG Proxy Statement.  As soon as practicable after the date
-----------------------
hereof, PNT and SUG shall take such reasonable steps as are nec-essary for the prompt preparation and filing with the SEC of (i) the PNT Proxy Statement by PNT, (ii) the SUG Proxy Statement by SUG and (iii) the Registration Statement, which will include in-formation contained in the PNT Proxy Statement, by SUG. The foregoing shall include without limitation: (i) obtaining and furnishing the information required to be included therein, (ii) after consultation between PNT and SUG, responding promptly to any comments made by the SEC with respect to the PNT Proxy State-ment, the SUG Proxy Statement and the Registration Statement and any amendments and preliminary version thereof and (iii) causing the Registration Statement to become effective, the PNT Proxy Statement to be mailed to PNT's shareholders at the earliest practicable date and the SUG Proxy Statement to be mailed to SUG's shareholders at the earliest practicable date. PNT agrees, as to information with respect to PNT, its officers, directors, shareholders and Subsidiaries contained in the Registration Statement, the PNT Proxy Statement and the SUG Proxy Statement, and SUG agrees, as to information with respect to SUG, its offi-cers, directors, shareholders and Subsidiaries contained in the Registration Statement, the PNT Proxy Statement and the SUG Proxy Statement, that such information, in the case of the PNT Proxy Statement at the time of the mailing of the PNT Proxy Statement and (as then amended or supplemented) at the time of the PNT Meeting, in the case of the SUG Proxy Statement, at the time of the mailing of the SUG Proxy Statement and (as then amended or supplemented) at the time of the SUG Meeting or in the case of the Registration Statement at the time of the mailing of the PNT Proxy Statement (as then amended or supplemented), at the time of the PNT Meeting and at the effective time of the Registration Statement, will not contain any untrue statement of material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation, warranty, covenant or agreement is made by or on behalf of PNT with respect to information supplied by any other party for inclusion in the PNT Proxy Statement, the SUG Proxy Statement or the Registration Statement. No representation, warranty, covenant or agreement is made by or on behalf of SUG with respect to information supplied by any other party for inclusion in the PNT Proxy Statement, the SUG Proxy Statement or the Registration Statement. No filing of, or amendment or supplement to, the PNT Proxy Statement, the SUG Proxy Statement or the Registration Statement shall be made by any party hereto without providing the other party with the opportunity to review and comment thereon (except for any ongoing SEC reporting required of SUG, PNT or PG Energy that will be incorporated by reference). If at any time prior to the Effec-tive Time any information relating to any party hereto or any of their respective officers, directors, shareholders or Subsidi-aries, should be discovered by any party hereto which should be set forth in an amendment or supplement to the PNT Proxy State-ment, the SUG Proxy Statement or the Registration Statement so that the PNT Proxy Statement, the SUG Proxy Statement or the Registration Statement would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such informa-tion shall be promptly prepared, filed with the SEC and, to the extent required by law, disseminated to the shareholders of PNT and/or the shareholders of SUG, as may be necessary.

   (b)  Further Assurances.  Each of SUG, PNT and any Acquired
        ------------------
Company agrees to take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purpose of this Agreement and to vest PNT or SUG with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Acquired Companies, PNT's shareholders and the officers and directors of the Acquired Companies immediately prior to the Effective Time are fully authorized in the name of their respec-tive corporations or otherwise to take, and will take, all such lawful and necessary action.

                           ARTICLE VII
                            CONDITIONS

Section 7.1  Conditions to SUG's Obligation to Effect the Merger.
----------------------------------------------------------------
The obligation of SUG to effect the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

   (a)  Representations and Warranties True as of the Closing
        -----------------------------------------------------
Date.  PNT's representations and warranties in this Agreement
----
shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date, subject to changes expressly contemplated and permitted by this Agreement; provided that, any such representation or warranty that is quali-
-------------
fied by any standard of materiality (including, but not limited to, PNT Material Adverse Effect) shall have then been, and shall then be, accurate in all respects.

   (b)  Compliance with Agreements.  The covenants, agreements
        --------------------------
and conditions required by this Agreement to be performed and complied with by any of the Acquired Companies shall have been performed and complied with in all material respects prior to or at the Closing Date.

   (c)  Certificate.  PNT shall execute and deliver to SUG a
        -----------
certificate of an authorized officer of PNT, dated the Closing Date, stating that the conditions specified in Sections 7.1(a) and 7.1(b) of this Agreement applicable to the Acquired Companies have been satisfied.

   (d)  Governmental Approvals.  All approvals, consents,
        ----------------------
opinions or rulings of all Governmental Bodies required in order to consummate the transactions contemplated hereby shall have been obtained by Final Order in such form as is, and with no con-ditions that are, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect or a material adverse effect on the business, operations, properties, financial condition or results of operations of the Surviving Corporation. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or have been terminated.

   (e)  Third Party Consents.  Each of the consents required
        --------------------
under Section 5.4 of this Agreement shall have been obtained to the reasonable satisfaction of SUG, other than any such consents which, if not obtained, are not, individually or in the aggre-gate, reasonably likely to result in a PNT Material Adverse Effect after the Closing. In addition, all consents and approvals required, under the terms of any note, bond or inden-ture listed on the schedule to be delivered pursuant to Section 5.4, to which any of the Acquired Companies is a party, shall have been obtained.

   (f)  Injunctions.  On the Closing Date, there shall be no
        -----------
Orders which operate to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Mergers.

   (g)  Resignations.  Each director of each Acquired Company
        ------------
shall, if requested by SUG, resign any position as a director of an Acquired Company effective as of the Closing Date in accor-dance with such Subsidiary's Organizational Documents and appli-cable provisions of the PBCL; provided that, such resignations
                              -------- ----
shall not cause the termination of any such Person's employment as an employee of an Acquired Company or reduce any such employee's then current level of compensation.

   (h)  Opinion of Tax Counsel.  On the Closing Date, SUG shall
        ----------------------
have received from Roberts and Holland, L.L.P., special tax counsel to SUG, an opinion to the effect that the Merger will constitute a "reorganization" within the meaning of IRC Section 368(a)(1)(A), that the Honesdale Merger and the PG Energy Merger will each constitute "reorganizations" within the meaning of IRC
Section 368(a)(1)(A) or "liquidations" within the meaning of IRC
Section 332, and that no gain or loss will be recognized by SUG or any of the Acquired Companies with respect to the Mergers.

   (i)  Shareholder Approvals.  The SUG Shareholders' Approval
        ---------------------
and the PNT Shareholders' Approval shall have been obtained, and all of the outstanding shares of the PG Preferred Stock shall have been redeemed in accordance with the Organizational Docu-ments of PG Energy, purchased by PNT or repurchased by PG Energy.

   (j)  Dissenter's Rights.  Demand for payment of dissenters'
        ------------------
rights by shareholders of PNT with respect to the Merger shall not equal or exceed seven percent of the outstanding shares of PNT Common Stock entitled to vote thereon.

   (k)  Rule 145 Letters.  Each Rule 145 Affiliate shall have
        ----------------
executed and delivered to SUG a Rule 145 Letter, in form and substance reasonably satisfactory to SUG and its counsel.

   (l)  Registration Statement.  The Registration Statement shall
        ----------------------
have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no pro-ceedings for that purpose shall have been initiated or threatened by the SEC.

   (m)  Listing of SUG Common Stock.  The shares of SUG Common
        ---------------------------
Stock constituting the Stock Consideration and any other shares of SUG Common Stock required to be issued or reserved hereunder to consummate the transactions contemplated by this Agreement shall have been authorized for listing, upon official notice of issuance, on the NYSE.

Section 7.2  Conditions to PNT's Obligations to Effect the
----------------------------------------------------------
Mergers.  The obligation of PNT to effect the transactions con-
-------
templated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

   (a)  Representations and Warranties True as of the Closing
        -----------------------------------------------------
Date.  SUG's representations and warranties in this Agreement
----
shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date, subject to changes expressly contemplated and permitted by this Agreement; provided that, any such representation or warranty that is quali-
-------- ----
fied by any standard of materiality (including, but not limited to, SUG Material Adverse Effect) shall have then been, and shall then be, accurate in all respects.

   (b)  Compliance with Agreements.  The covenants, agreements
        --------------------------
and conditions required by this Agreement to be performed and complied with by SUG shall have been performed and complied with in all material respects prior to or at the Closing Date.

   (c)  Certificate.  SUG shall execute and deliver to PNT a
        -----------
certificate of an authorized officer of SUG, dated the Closing Date, stating that the conditions specified in Sections 7.2(a) and 7.2(b) of this Agreement applicable to SUG have been satisfied.

   (d)  Governmental Approvals.  All approvals, consents,
        ----------------------
opinions or rulings of all Governmental Bodies required in order to consummate the transactions contemplated hereby shall have been obtained by Final Order in such form as is, and with no conditions that are, individually or in the aggregate, reasonably likely to have a material adverse effect on the business, opera-tions, properties, financial condition or results of operations of the Surviving Corporation. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or have been terminated.

   (e)  Injunctions.  On the Closing Date, there shall be no
        -----------
Orders which operate to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Mergers.

   (f)  Opinion of Counsel.  On the Closing Date, PNT shall have
        ------------------
received from Hughes Hubbard & Reed LLP, counsel to PNT, an opinion to the effect that the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of IRC Section 368(a), and that no gain or loss will be recognized for federal income tax purposes by the shareholders of PNT upon their receipt of the Merger Consideration, except that any realized gain will be recognized to the extent of the amount of cash received.

   (g)  Shareholder Approvals.  The SUG Shareholders' Approval
        ---------------------
and the PNT Shareholders' Approval shall have been obtained.

   (h)  Registration Statement.  The Registration Statement shall
        ----------------------
have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no pro-ceedings for that purpose shall have been initiated or threatened by the SEC.

   (i)  Listing of SUG Common Stock.  The shares of SUG Common
        ---------------------------
Stock constituting the Stock Consideration and any other shares of SUG Common Stock required to be issued or reserved hereunder to consummate the transactions contemplated by this Agreement shall have been authorized for listing, upon official notice of issuance, on the NYSE.

                           ARTICLE VIII
                           TERMINATION

Section 8.1  Termination Rights.  This Agreement may be termi-
-------------------------------
nated in its entirety at any time prior to the Closing:

   (a)  By the mutual written consent of SUG and PNT;

   (b) By PNT, on the one hand, or SUG, on the other hand, in writing if there shall be in effect a non-appealable order of a court of competent jurisdiction prohibiting the consummation of the Mergers in accordance with this Agreement;

   (c) By PNT if there is a breach of any representation, war-ranty, covenant or agreement of SUG, which breach cannot be cured and would cause the conditions set forth in Section 7.2(a) to be incapable of being satisfied;

   (d) By SUG if there is a breach of any representation, war-ranty, covenant or agreement of PNT, which breach cannot be cured and would cause the conditions set forth in Section 7.1(a) to be incapable of being satisfied;

   (e) By PNT, by written notice to SUG in accordance with Sec-tion 6.1(h)(2); provided, however, that the termination described
                --------  -------
in this clause (e) shall not be effective unless and until PNT shall have paid SUG the fee described in Section 8.3(a) and PNT has substantially contemporaneously entered into a definitive agreement with respect to a Business Combination Proposal;

   (f) By PNT, in writing if the PNT Shareholders' Approval is not obtained at the PNT Meeting or the SUG Shareholders' Approval is not obtained at the SUG Meeting or by SUG in writing if the PNT Shareholders' Approval is not obtained at the PNT Meeting provided that there has not been a material misrepresentation or
-------- ----
a material breach of covenant, warranty or agreement contained herein on the part of the party asserting its right to terminate pursuant to this Section 8.1(f);

   (g)  By PNT, if the Average Trading Price of the SUG Common
Stock as of the Closing is lower than $17.30000.

   (h) By SUG, by written notice to PNT, if the Board of Direc-tors of PNT or any committee thereof (i) withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to SUG, the approval or recommendation by the Board of Directors or such committee of the Merger or this Agreement, (ii) approves or recommends, or proposes publicly to approve or recommend, a Business Combination, (iii) causes PNT to enter into a definitive agreement related to any Business Combination, (iv) resolves to take any of the actions specified in clause (i), (ii) and (iii) above or (v) fails by the Effective Time to cause PG Energy to redeem or repurchase all of the outstanding shares of PG Preferred Stock;

   (i) By SUG, by written notice to PNT, if a third party, including a group (as defined under the Exchange Act) acquires securities representing greater than 50% of the voting power of the outstanding voting securities of PNT; or

   (j) By either party in writing at any time after 5:00 p.m., Eastern Time on June 7, 2000, (the "Initial Termination Date") if the Closing has not occurred prior thereto; provided, however,
                                            --------  -------
that the right to terminate this Agreement under this Section 8.1(j) will not be available to any party that is in material breach of its representations, warranties, covenants or agree-ments contained herein; and provided, further, that if on the
                            --------  -------
Initial Termination Date (i) the conditions to closing set forth in Sections 7.1(d) and 7.2(d) shall not have been fulfilled or
(ii) any approval or authorization of any Governmental Body required in connection with the consummation of the Mergers shall have not been obtained and such approval or authorizations shall not have become a Final Order, but all other conditions to Closing shall be fulfilled or shall be capable of being ful-filled, then the Initial Termination Date will be extended to December 7, 2000.

Section 8.2  Effect of Termination.  If this Agreement is termi-
----------------------------------
nated pursuant to Section 8.1, this Agreement shall be of no further force and effect and there shall be no further liability hereunder on the part of any party or its affiliates, directors, officers, shareholders, agents or other representatives; provided, however, that no such termination shall relieve any
--------  -------
party of liability for any claims, damages or losses suffered by the other party as a result of the negligent or willful failure of a party to perform any obligations required to be performed by it hereunder on or prior to the date of termination. Notwith-standing anything to the contrary contained herein, the provi-sions of Section 8.2, Sections 10.1 through 10.6 and Sections
10.8 through 10.11 of this Agreement shall survive any termina-tion of this Agreement. Notwithstanding anything to the contrary contained herein, but subject to Section 7.1(i), Section 8.1(h) and Section 8.2, the failure by PG Energy to obtain the approval of the transactions contemplated by this Agreement by the holders of either series of PG Preferred Stock in the event such approval may be determined to be required shall not constitute a breach by PNT of any of its representations, warranties or covenants con-tained herein.

Section 8.3  Termination Fee; Expenses.
--------------------------------------

   (a)  Termination Fee.  If this Agreement is terminated pursu-
        ---------------
ant to Section 8.1(e), 8.1(h) or 8.1(i), then PNT shall pay to SUG promptly (but not later than five business days after notice is received from PNT) an amount equal to $10 million in cash.

   (b)  Expenses.  The parties agree that the agreements con-
        --------
tained in this Section 8.3 are an integral part of the transac-tions contemplated by this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything to the con-trary contained in this Section 8.3, if PNT fails to pay promptly to SUG the fee due under Section 8.3(a), in addition to any amounts paid or payable pursuant to Section 8.3(a), PNT shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee calculated using an annual percentage rate of interest equal to the prime rate pub-lished in the Wall Street Journal on the date (or preceding busi-ness day if such date is not a business day) such fee was required to be paid, compounded on a daily basis using a 360-day year.

                           ARTICLE IX
                    INDEMNIFICATION; REMEDIES

Section 9.1  Directors' and Officer's Indemnification.
-----------------------------------------------------

   (a)  Indemnification and Insurance.  For a period of six years
        -----------------------------
after the Effective Time, the Surviving Corporation will indem-nify and hold harmless the present and former officers and direc-tors of PNT and its Subsidiaries (the "Indemnified Parties") in respect of acts or omissions occurring prior to the Effective Time to the extent provided under PNT's certificate of incorpora-tion and bylaws in effect on the date hereof; provided, however,
                                              --------  -------
that if any claim or claims are asserted or made within such six-ear period, all rights to indemnification in respect of such claims shall continue until the final disposition of any and all such claims. For six years after the Effective Time, the Sur-viving Corporation will use its reasonable best efforts to pro-vide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by PNT's officers' and direc-tors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that in satisfying its
                              -------- ----
obligation under this Section, if the annual premiums of such insurance coverage exceed 200% of the previous year's premiums, the Surviving Corporation will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of the Surviving Corporation for a cost not exceeding such amount.

   (b)  Successors.  In the event the Surviving Corporation or
        ----------
any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provisions must be made so that the successors and assigns of the Surviving Corporation will assume the obligations set forth in this Section 9.1.

   (c)  Survival of Indemnification.  To the fullest extent per-
        ---------------------------
mitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of any Acquired Company with respect to their activities as such prior to the Effective Time, as provided in their respective Organizational Documents in effect on the date hereof, or otherwise in effect on the date hereof, will survive the Mergers and will continue in full force and effect except for amendments to make changes permitted by law that would enhance the rights of past or present officers and directors to indemnification or advancement of expenses in respect of acts or omissions occurring prior to the Effective Time, for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved).

Section 9.2  Representations and Warranties.  Each and every
-------------------------------------------
representation and warranty of either party shall expire at, and be terminated and extinguished with, the Effective Time.

                            ARTICLE X
                        GENERAL PROVISIONS

Section 10.1  Expenses.  Each of the parties will pay all costs
----------------------
and expenses of its performance of and compliance with this Agreement, except (i) as provided in Section 8.3 and as expressly provided otherwise herein, (ii) PNT shall pay all fees and expenses of counsel for PNT, (iii) SUG will pay all real estate transfer taxes and real estate recording fees, if any, including expenses of counsel associated with real estate title, transfer and recording issues in connection with the Mergers, and all filing and application fees paid to Governmental Bodies in connection with the Mergers and (iv) SUG and PNT will each pay half of the combined costs of printing and mailing to the PNT stockholders the prospectus that is a part of the Registration Statement and the Proxy Statement.

Section 10.2  Notices.  All notices, requests and other communi-
---------------------
cations hereunder shall be in writing and shall be deemed to have been given upon receipt if either (a) personally delivered, (b) sent by prepaid first class mail, and registered or certified and a return receipt requested or (c) by facsimile telecopier with completed transmission acknowledged:

      if to SUG, to:

      Southern Union Company
      504 Lavaca Street, Suite 800
      Austin, Texas  78701
      Attention:   Peter H. Kelley
                   President and Chief Operating Officer
      Telecopier:  (512) 477-3879

      with a copy to:

      Fleischman and Walsh, L.L.P.
      Suite 600
      1400 Sixteenth Street, N.W.
      Washington, D.C.  20036
      Attention:  Stephen A. Bouchard, Esq.
      Telecopier:  (202) 265-5706

      if to PNT, to:

      Pennsylvania Enterprises, Inc.
      One PEI Center
      Wilkes-Barre, Pennsylvania   18711-0601
      Attention:   Thomas F. Karam
                   President and Chief Executive Officer
      Telecopier: (570) 829-8900

      with a copy to:

      Hughes Hubbard & Reed LLP
      One Battery Park Plaza
      New York, New York   10004-1482
      Attention: Garett J. Albert, Esq.
      Telecopier: (212) 422-4726

or at such other address or number as shall be given in writing by a party to the other parties.

Section 10.3  Assignment.  This Agreement may not be assigned by
------------------------
any party hereto without the prior written consent of the other parties hereto.

Section 10.4  Successor Bound.  Subject to the provisions of Sec-
-----------------------------
tion 10.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 10.5  Governing Law; Forum; Consent to Jurisdiction.
-----------------------------------------------------------
This Agreement shall be construed in accordance with and governed by the laws of the State of New York except to the extent that the terms and consummation of the Mergers are subject to the DGCL or the PBCL. Each party to this Agreement hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdic-tion of the federal courts of the Southern District of New York in the county of New York and the borough of Manhattan for any proceeding arising in connection with this Agreement (and each such party agrees not to commence any such proceeding, except in such courts), (ii) to the extent such party is not a resident of the State of New York, agrees to appoint an agent in the State of New York as such party's agent for acceptance of legal process in any such proceeding against such party with the same legal force and validity as if served upon such party personally within the State of New York, and to notify promptly each other party hereto of the name and address of such agent, (iii) waives any objection to the laying of venue of any such proceeding in the federal courts of the Southern District of New York in the county of New York and the burrough of Manhattan, and (iv) waives, and agrees not to plead or to make, any claim that any such proceeding brought in any federal court of the Southern District of New York has been brought in an improper or otherwise inconvenient forum.

Section 10.6  Waiver of Trial By Jury.  EACH PARTY TO THIS AGREE-
-------------------------------------
MENT HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY SUCH PARTY MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THIS AGREEMENT, (ii) THE MERGERS, (iii) THE CONFIDENTIALITY AGREEMENT OR (iv) ANY RELATED DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY HERETO, AND EACH SUCH PARTY HEREBY REPRESENTS AND WARRANTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OR TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.
EACH PARTY TO THIS AGREEMENT FURTHER REPRESENTS AND WARRANTS THAT EACH SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF EACH SUCH PARTY'S OWN FREE WILL, AND THAT EACH SUCH PARTY HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 10.7  Cooperation; Further Documents.
--------------------------------------------

   (a) Each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws, regulations or otherwise, to consummate and to make effective the transactions contemplated by this Agreement, including, without limitation, the timely performance of all actions and things contemplated by this Agreement to be taken or done by each of the parties hereto.

   (b) Each party shall cooperate with the other party in such other party's discharge of the obligations hereunder, which shall include making reasonably available to the other party such of its personnel as have relevant information, with respect thereto.

Section 10.8  Construction of Agreement.  The terms and provi-
---------------------------------------
sions of this Agreement represent the results of negotiations between PNT and SUG, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and PNT and SUG hereby waive the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or con-flicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney pre-pared the executed draft or any earlier draft of this Agreement.

Section 10.9  Publicity; Organizational and Operational Announce-
----------------------------------------------------------------
ments.  No party hereto shall issue, make or cause the publica-
-----
tion of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby, or other-wise make any disclosures relating thereto, without the consent of the other party, such consent not to be unreasonably withheld or delayed; provided, however, that such consent shall not be
                      --------  -------
required where such release or announcement is required by appli-cable law or the rules or regulations of a securities exchange, in which event the party so required to issue such release or announcement shall endeavor, wherever possible, to furnish an advance copy of the proposed release to the other party.

Section 10.10  Waiver.  Except as otherwise expressly provided in
---------------------
this Agreement, neither the failure nor any delay on the part of any party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege available to each party at law or in equity.

Section 10.11  Parties in Interest.  This Agreement (including
----------------------------------
the documents and instruments referred to herein) is not intended to confer upon any Person, other than the parties hereto and their successors and permitted assigns, any rights or remedies hereunder, except that the parties hereto agree and acknowledge that the agreements and covenants contained in Section 6.2(g) are intended for the direct and irrevocable benefit of each director of PNT selected by SUG prior to the Closing Date pursuant there-to, and that the agreements and covenants contained in Section
9.1 are intended for the direct and irrevocable benefit of the Indemnified Parties described therein and their respective heirs or legal representatives (each such director or Indemnified Party, a "Third Party Beneficiary"), and that each such Third Party Beneficiary, although not a party to this Agreement, shall be and is a direct and irrevocable third party beneficiary of such agreements and covenants and shall have the right to enforce such agreements and covenants against the Surviving Corporation in all respects fully and to the same extent as if such Third Party Beneficiary were a party hereto.

Section 10.12  Specific Performance.  The parties hereto agree
-----------------------------------
that irreparable damage would occur to a party in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent breaches of this agreement by any other party and to enforce specifically, to the fullest extent available, the terms and provisions hereof, including each party's obligation to close, in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which any party is entitled at law or in equity.

Section 10.13  Section and Paragraph Headings.  The section and
---------------------------------------------
paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpreta-tion of this Agreement.

Section 10.14  Amendment.  This Agreement may be amended only by
------------------------
an instrument in writing executed by the parties hereto.

Section 10.15  Entire Agreement.  This Agreement, the exhibits,
-------------------------------
annexes and schedules hereto and the documents specifically referred to herein and the Confidentiality Agreement constitute the entire agreement, understanding, representations and war-ranties of the parties hereto.

Section 10.16  Counterparts.  This Agreement may be executed in
---------------------------
one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


             [SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



                         SOUTHERN UNION COMPANY


                         By:  PETER H. KELLEY
                             ----------------------
                             Name: Peter H. Kelley
                             Title:   President and Chief
                                      Operating Officer




                         PENNSYLVANIA ENTERPRISES, INC.


                         By:  THOMAS F. KARAM
                             ----------------------
                             Name: Thomas F. Karam
                             Title:   President and Chief
                                      Executive Officer